Exhibit 10.1

Cycurion, inc.,

AS BUYER,

and

kustom entertainment, inc.,

as seller.

ASSET PURCHASE AGREEMENT

June 24, 2026

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ii

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ASSET PURCHASE AGREEMENT

Asset Purchase Agreement (the “Agreement”) dated as of June 24, 2026 by and between CYCURION, INC., a Delaware corporation (“Buyer”), and KUSTOM ENTERTAINMENT, INC., a Nevada corporation (“Seller”).

RECITALS:

WHEREAS, Seller is engaged in the business of owning and operating mobile video surveillance technologies, including body-worn cameras, in-car video systems, and digital evidence management solutions for law enforcement, public safety and commercial sectors; and

WHEREAS, Buyer desires to purchase all assets of Seller relating to the video-solutions division, including the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”), and Seller desires to sell all assets to Buyer relating to the Business, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and other valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

Article 1

BASIC TRANSACTION

Section 1.1 (a) Purchase and Sale of Acquired Assets.

Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller all of Seller’s right, title and interest in all assets, claims, rights and interests used primarily in or held for the use of the Business by Seller to the extent owned by Seller or its Affiliates (as defined below) (collectively, the “Acquired Assets”), including without limitation the following, in whatever and all media they exist:

(i) all contracts relating to the Business, including, without limitation, contracts with customers, agreements, all vendor contracts, venue contracts, advertising orders, licenses, “barter” agreements, contractor agreements, lease rights and all other written or oral contracts relating to the ownership or operation of the Business, including those Material Contracts listed on Schedule 2.13(a) attached hereto (collectively, the “Contracts”);

(ii) all IP Rights (as defined below) of each Seller owned or used by Seller in the Business, including (a) all patents, patent applications, trademarks, service marks, trade names, domain names copyrights, and mask works, (b) software (source code and object code), firmware, APIs, SDKs, databases, documentation, and related materials and (c) trade secrets, know-how, algorithms and proprietary processes,

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(iii) all goodwill associated with the Acquired Assets, all rights to sue and recover for and remedies against uncured past, present and future infringements or wrongful use thereof, and rights of priority and protection of interests as may exist therein under the laws of any jurisdiction worldwide;

(iv) all inventory relating to or arising out of the ownership or operation of the Business, and all publications, raw materials, work-in-process and finished goods related to or used in the operation of the Business, except those set forth in Schedule 1.1(a)(iv);

(v) all books, records, files, data, regulatory filings, and operating manuals relating to the ownership or operation of the Business;

(vi) all permits, licenses and governmental authorizations (to the extent transferable), private authorizations, and similar intangible assets relating to the ownership or operation of the Acquired Assets;

(vii) all plans and work in progress related to the Business;

(viii) all content, information, publications, documentation and databases (in whatever and all forms, including electronic) pertaining to the Business, including all exhibitor application forms, editorial rights and all data and files relating to customers, clientele, membership, sponsor and prospect lists, mailing and subscriber lists, advertiser lists and attendee lists, and all historical information on each;

(ix) all photography and promotional materials related to the Business;

(x) all claims and causes of action, known and unknown, and all miscellaneous rights relating exclusively to or arising out of the operation of the Business;

(xi) any assets set forth in Schedule 1.1(a); and

(xii) all other rights and properties primarily relating to or arising out of the ownership or operation of the Business.

(b) Excluded Assets. Notwithstanding anything in Section 1.1(a) to the contrary, the Acquired Assets do not include the following (the “Excluded Assets”):

(xiii) the Seller’s taxpayer and other corporate identification numbers, seals, minute books, stock transfer books, and other documents relating to the formation, organization, maintenance and existence of Seller as a corporation (or other entity, as applicable) and/or books and records solely relating to Excluded Assets or Excluded Liabilities (as defined below);

(xiv) the Seller’s records relating to tax and accounting matters;

(xv) the Seller’s cash, cash equivalents and marketable securities;

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(xvi) the rights to the Seller’s claims for any federal, state, local or foreign tax refunds;

(xvii) All bank accounts and other depository accounts in existence at the Closing Date;

(xviii) employment agreements and employee benefit plans;

(xix) any assets related to employee benefits plans;

(xx) insurance policies;

(xxi) leases related to any real property leased by the Seller (other than, for the avoidance of doubt, the property located at 6366 College Boulevard);

(xxii) any assets listed on Schedule 1.1(b) attached hereto;

(xxiii) any of the rights of the Seller under this Agreement (or under any agreement between the Seller, on the one hand, and Buyer, on the other hand, entered into on or after the date of this Agreement).

Section 1.2 No Liens.

Seller shall sell and transfer the Acquired Assets to Buyer free and clear of all liens, pledges, mortgages, charges, options, debts, or other encumbrances of any character whatsoever (“Liens”), excluding Permitted Liens. “Permitted Liens” mean (i) Liens for Taxes (as defined below), assessments and other charges of governmental authorities not yet due and payable or, to the extent set forth on Schedule 1.2, being contested in good faith by appropriate proceedings for which collection or enforcement against the property is stayed and (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the ordinary course of business or by operation of Law (as defined below); provided that the underlying obligations are not delinquent. Seller shall ensure that any Permitted Liens relating to Taxes are satisfied or terminated after the Closing.

Section 1.3 Assumption of Liabilities.

Subject to and upon the terms and conditions of this Agreement, at the Closing, Buyer shall assume and become responsible for, and only for, the following liabilities of each Seller (the “Assumed Liabilities”): (i) all obligations of each Seller arising under the Contracts on and after the Closing Date (as defined below), to the extent such obligations and liabilities were incurred under the Contracts in the ordinary and usual course of business in accordance with their terms; and (ii) accounts payable that relate directly to operations of the Business , to the extent such accounts payable are non-delinquent and were incurred in the ordinary and usual course of business in accordance with applicable terms and conditions. The Assumed Liabilities shall in no event include any Liabilities (as defined below) arising out of or related to the Excluded Liabilities. The Assumed Liabilities shall also not include Liabilities of any other character arising from any taxes that are accrued and unpaid until the Closing (except for accrued payroll and sales and use tax amounts accrued but unpaid in the ordinary course of business as of the Closing Date) or related to any breach of contract, breach of warranty, tort, infringement, or violation of any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any governmental authority (“Laws”), alleged or actual, by Seller. The term “Liabilities” shall mean any liability, claim, demand, expense, cost, debt, damage, deficiency, commitment, obligation or responsibility, known or unknown, direct or indirect, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise. The term “Claims” shall mean any and all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, payments, costs and expenses including without limitation, reasonable and documented legal fees; provided that, “Claims” shall exclude any and all exemplary and punitive damages unless actually awarded to a third party in a claim. Such terms, conditions and limitations are further outlined in the form hereto attached in Schedule 1.1(c).

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Section 1.4 Excluded Liabilities.

Buyer will not assume or have any responsibility with respect to any Liabilities of Seller not included within the definition of Assumed Liabilities, any refunds, rebates or credits owed by Seller relating to or arising out of services or events that occur on or prior to the Closing Date and any other Liabilities with respect to the ownership or operation of Seller’s assets or businesses prior to the Closing (the “Excluded Liabilities”). Such terms, conditions and limitations are further outlined in the form hereto attached in Schedule 1.1(d).

Section 1.5 Further Assurances.

At any time and from time to time after the Closing, at Buyer’s reasonable request and without further consideration, the applicable Seller shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s title to, all of the Acquired Assets, and to carry out the purpose and intent of this Agreement. From and after the Closing, and for so long as required for Buyer to comply with its obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), any applicable securities exchange on which Buyer’s securities are listed or quoted, and applicable accounting standards, Seller shall, and shall cause its affiliates and representatives to, promptly upon reasonable request by Buyer: (a) provide such financial, operating, statistical, contractual and other information relating to the Acquired Assets, the Business or the transactions contemplated by this Agreement as Buyer reasonably determines is necessary or advisable to enable Buyer to prepare and file required reports, registrations, certifications or disclosures (including Forms 8-K, 10-Q, 10-K, registration statements, proxy statements and similar filings) or to respond to comments, inquiries or requests from the SEC or any securities exchange; (b) provide reasonable access to knowledgeable personnel, books and records, work papers and supporting documentation to the extent necessary for Buyer’s auditors to complete audits, reviews or other procedures required in connection with Buyer’s public reporting obligations; and (c) cooperate in good faith with Buyer in connection with any SEC, exchange or accounting inquiry or review relating to periods prior to the Closing or the Purchased Assets. Seller shall not be required to provide information to the extent doing so would violate applicable Law or contractual confidentiality obligations; provided, however, that Seller shall use commercially reasonable efforts to obtain any required consents or provide such information in a form that does not violate such obligations. Buyer shall reimburse Seller for reasonable and documented out-of-pocket costs incurred in complying with this Section, unless such information is required due to Seller’s breach of this Agreement.

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Section 1.6 Purchase Price.

(a) In consideration for the sale, assignment and delivery of the Acquired Assets to Buyer and in consideration of the other agreements of Seller contained in this Agreement, Buyer shall pay to Seller aggregate consideration consisting of: (i) a cash payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) (the “Cash Payment”), (ii) a Secured Promissory Note in the original principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000) (the “Secured Promissory Note”), (iii) contingent cash consideration of up to One Million Dollars ($1,000,000) payable solely upon satisfaction of the applicable earnout conditions set forth herein and in the Earnout Agreement (the “Earnout”), and (iv) warrants to purchase up to 2,000,000 shares of Buyer’s common stock as described in Section 1.6(b)(v) (the “Warrants”) (collectively, the “Purchase Price”).

(b) The Purchase Price for the Acquired Assets shall contain the following components and be payable as follows:

(i) Cash Payment. In consideration for the sale, assignment and delivery of the Acquired Assets, Seller shall receive a cash payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) at Closing.

(ii) Secured Promissory Note. In consideration for the sale, assignment and delivery of the Acquired Assets, Seller shall receive the Secured Promissory Note issued by Buyer in the original principal amount of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00). The Secured Promissory Note shall bear interest at a rate of seven percent (7.00%) per annum on the outstanding principal balance and shall have a term of three (3) years. Buyer shall make monthly payments of principal and interest pursuant to the terms of the Secured Promissory Note; provided, however, that Buyer shall not be required to make minimum monthly payments in excess of amounts expressly set forth therein. Buyer may prepay the Secured Promissory Note, in whole or in part, at any time without premium or penalty. Any discount applicable in connection with any full prepayment of the Secured Promissory Note shall be solely as expressly set forth in the form of Secured Promissory Note, substantially in the form attached as Exhibit I. In the event of any conflict between this Agreement and the Secured Promissory Note, the terms of the Secured Promissory Note shall control.

(iii) Security Agreement. As security for Buyer’s obligations under the Secured Promissory Note, Buyer shall enter into a Security Agreement in substantially the form attached hereto as Exhibit J, pursuant to which Seller shall be granted a security interest solely in the collateral expressly identified therein. The Security Agreement shall set forth the specific terms, conditions, covenants, limitations, and remedies applicable thereto. Notwithstanding anything to the contrary herein, the Security Agreement shall not encumber any assets of Buyer other than the Acquired Assets and proceeds thereof, except as expressly set forth in Exhibit J. Upon payment in full of all obligations under the Secured Promissory Note, Seller shall promptly release all liens and security interests granted pursuant to the Security Agreement.

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(iv) Earnout Payment. Based solely upon the achievement of the earnout performance criteria expressly set forth in the earnout and clawback agreement attached hereto as Exhibit M (the “Earnout Agreement”), Seller may become entitled to receive an Earnout of up to an additional One Million Dollars ($1,000,000) in contingent cash consideration. The Earnout, if any, shall be earned only to the extent the applicable performance metrics and other conditions set forth in the Earnout Agreement are timely satisfied, and any Earnout payment shall be subject to reduction, offset, forfeiture, or clawback as expressly provided therein. For the avoidance of doubt, no Earnout amount shall be due unless and until the applicable performance criteria are achieved in accordance with the terms of the Earnout Agreement. The specific terms, conditions, methodologies, calculation procedures, limitations, dispute resolution procedures, and applicable Pro Forma Financial metrics relating to the Earnout are set forth in Exhibit M, which shall control in the event of any inconsistency with this Agreement.

(v) Warrants. The Seller shall receive Warrants to purchase up to 2,000,000 shares of Buyer’s common stock at an exercise price of $2.80 per share, pursuant to a warrant agreement substantially in the form attached hereto as Exhibit K (the “Warrant Agreement”). The Warrants shall become exercisable only in accordance with the terms and conditions of the Warrant Agreement, including any applicable vesting, transferability, regulatory, securities law and beneficial ownership limitations set forth therein. The exercise period for the Warrants shall commence on the date the Warrants become exercisable pursuant to the Warrant Agreement (the “Initial Exercise Date”) and shall expire at 5:00 p.m. New York time on the date that is two (2) years following the Initial Exercise Date, after which any unexercised Warrants shall automatically terminate and be of no further force or effect. The Warrants and the shares issuable upon exercise thereof (the “Warrant Shares”) shall be subject to dilution adjustments, exercise limitations, blackout restrictions, and other terms and conditions expressly set forth in the Warrant Agreement, which shall control in the event of any inconsistency with this Agreement.

(vi) Leak-Out. The Warrant Shares issuable upon exercise of the Warrants shall be subject to a Leak-Out Agreement substantially in the form attached hereto as Exhibit N (the “Leak-Out Agreement”). Pursuant to the Leak-Out Agreement, Seller, together with its affiliates and permitted transferees, shall be subject to customary restrictions on the sale, transfer, hedging, or other disposition of the Warrant Shares for a period of twelve (12) months following the date on which the Registration Statement covering such Warrant Shares is declared effective by the SEC. During such period, neither Seller nor any permitted transferee may, on any trading day, sell shares of Buyer’s common stock issuable upon exercise of the Warrants in an amount greater than ten percent (10%) of the trading volume of Buyer’s common stock reported for the immediately preceding trading day, in each case subject to the terms and conditions of the Leak-Out Agreement. The Leak-Out Agreement shall further provide for customary acknowledgements regarding compliance with applicable securities laws, stock exchange rules, insider trading policies, and transfer restrictions. Buyer shall have the right, in its sole discretion, to approve or deny any requested waiver, amendment, or suspension of the Leak-Out Agreement, and any such waiver, amendment, or suspension must be in writing signed by Buyer. Buyer may, in its sole discretion, temporarily suspend, modify, or permanently terminate the Leak-Out Agreement, in whole or in part, if Buyer determines in good faith that such restrictions are adversely affecting the trading market for Buyer’s common stock, creating a chilling effect on investor interest or trading activity, facilitating orderly market transactions, or otherwise serving Buyer’s commercial or strategic interests. The issuance of the Warrants and any Warrant Shares shall remain subject to compliance with applicable law and regulatory requirements, and Buyer shall not be obligated to issue any securities in violation thereof.

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Section 1.7 The Closing.

(a) The Closing shall take place remotely by the exchange of documents and signatures (whether original, fax or PDF) and other Closing deliverables no later than the second (2nd) Business Day on which the conditions to the Closing set forth herein are satisfied or waived, or such other date as is mutually agreed to by the Seller and Buyer (the “Closing Date”). The transfer of the Acquired Assets by Seller to Buyer and the assumption of Assumed Liabilities by Buyer shall be deemed to occur as of 11:59 p.m., New York time on June 30, 2026. The transfer of the Acquired Assets shall be effected by the execution and delivery by Seller of bills of sale and instruments of assignment, and the assumption of the Assumed Liabilities shall be effected by the execution and delivery by Buyer of instruments of assumption, as set forth below.

(b) At the Closing, Seller shall deliver (or shall cause to be delivered) to Buyer:

(i) An Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit A (the “Assignment and Assumption Agreement”), executed by Seller;

(ii) An Intellectual Property Assignment Agreement in recordable form, substantially in the form attached hereto as Exhibit B (the “IP Assignment Agreement”), executed by Seller;

(iii) A Bill of Sale, substantially in the form attached hereto as Exhibit C (the “Bill of Sale”), executed by Seller;

(iv) A Non-Competition and Non-Solicitation Agreement, executed by certain key employees, contractors officers and sellers, substantially in the form attached hereto as Exhibit D (the “Non-Competition and Non-Solicitation Agreements”);

(v) An Employment Agreement, executed by certain key employees, substantially in the form attached hereto as Exhibit E (the “Key Employment Agreement”);

(vi) An Employment Agreement, executed by certain key employees, substantially in the form attached hereto as Exhibit F (the “Essential Employment Agreement” and with the Key Employment Agreement, the “Employment Agreements”);

(vii) A Contractor Agreement, executed by certain key contractors, substantially in the form attached hereto as Exhibit G (the “Contractor Agreement”);

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(viii) A Shared Services Agreement, executed by Seller, substantially in the form attached hereto as Exhibit H (the “Shared Services Agreement”), executed by Seller;

(ix) A Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit L, executed by the Seller;

(x) The Earnout Agreement, substantially in the form attached hereto as Exhibit M, executed by the Seller;

(xi) The Leak-Out Agreement, substantially in the form attached hereto as Exhibit N, executed by the Seller;

(xii) A Conditions Precedent Agreement (the “Conditions Precedent Agreement”), outlining any and all outstanding conditions which must be satisfied in order to close and effectuate this Asset Purchase Agreement, substantially in the form attached hereto as Exhibit P, executed by Seller;

(xiii) Copies of all consents listed on Schedule 2.3;

(xiv) A certificate of the Secretary of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(xv) A certificate signed by an authorized executive officer of Seller certifying (i) the representations and warranties of Seller contained in this Agreement (disregarding any exception or qualification of such representations and warranties that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects; (ii) since the date of this Agreement, there shall have been no Material Adverse Effect with respect to the Acquired Assets or Business that has occurred and is continuing;

(xvi) Any and all payoff letters and releases necessary to evidence that Seller has paid in full any outstanding indebtedness affecting the Acquired Assets, executed by all applicable parties; and

(xvii) The Seller shall use its best efforts to obtain tax clearance certificate as is customarily issued by the taxing authorities of the State of Nevada has been ordered (regarding the payment by Seller of franchise, withholding, income and sales taxes, as applicable).

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(c) At the Closing, Buyer shall deliver (or cause to be delivered) to Seller, the following documents:

(i) The Assignment and Assumption Agreement, executed by Buyer;

(ii) The IP Assignment Agreement, executed by Buyer;

(iii) The Bill of Sale, executed by Buyer;

(iv) Cash Payment of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00);

(v) The Non-Competition and Non-Solicitation Agreements, each executed by Buyer and Seller;

(vi) The Employment Agreements, each executed by Buyer;

(vii) The Contractor Agreement, each executed by Buyer;

(viii) The Shared Services Agreement, executed by Buyer;

(ix) The Secured Promissory Note, executed by Buyer;

(x) The Security Agreement, executed by Buyer;

(xi) The Warrant Agreement to purchase Common Stock, executed by Buyer;

(xii) The Registration Rights Agreement, executed by Buyer;

(xiii) The Earnout Agreement, executed by Buyer;

(xiv) The Leak-Out Agreement, executed by Buyer;

(xv) The Conditions Precedent Agreement, executed by Buyer;

(xvi) A certificate of the Secretary of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(xvii) A certificate signed by an authorized executive officer of Buyer certifying the representations and warranties of Buyer contained in this Agreement (disregarding any exception or qualification of such representations and warranties that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects.

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(d) The obligations of Buyer under this Agreement and the Buyer Ancillary Agreements shall be subject to the approval of the Board of Directors of Buyer of this Agreement, the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby. In the event such approval has not been obtained on or prior to the Closing Date, Buyer may terminate this Agreement upon written notice to Seller without liability, except for obligations that expressly survive termination.

Section 1.8 Allocation of Purchase Price.

The parties acknowledge and agree that the Purchase Price was negotiated and concluded on the basis of the component asset values set forth on Schedule 1.9 attached hereto in accordance with the respective fair market value of the Acquired Assets and the requirements of Internal Revenue Code (the “Code”) Section 1060 and the Treasury regulations promulgated thereunder. Buyer and Seller shall report, act and file Tax Returns (as defined below, including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with Schedule 1.9. Neither Buyer nor Seller shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with Schedule 1.9 unless required by a final “determination” within the meaning of Section 1313(a) of the Code.

Section 1.9 Consents.

If there are any consents listed on Schedule 2.3 that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing Date, in the case of each Contract as to which such consent was not obtained (or otherwise is not in full force and effect) (a “Restricted Contract”), Buyer may waive the closing condition as to any such consent and accept the assignment of such Restricted Contract, in which case, as between Buyer and the applicable Seller, such Restricted Contract shall to the maximum extent practicable, be transferred at the Closing pursuant to the Assignment and Assumption Agreement, and the applicable Seller shall continue to use its commercially reasonable efforts to, and shall, obtain the consent as quickly as possible. If Seller has not obtained all such consents on or before the date that is sixty (60) days from the Closing Date, Buyer shall have the right to indemnification pursuant to Article 4 hereof for any and all damages it suffers related to or arising from the failure of Seller to obtain such consent.

Article 2

REPRESENTATIONS AND WARRANTIES OF SELLER

As used herein, the term “Seller’s Knowledge” or “Knowledge of Seller” shall mean the actual knowledge of each of Chief Executive Officer, Stanton E. Ross and Chief Financial Officer, Thomas J. Heckman, after reasonable due inquiry, including reasonable due inquiry of Chief Accounting Officer, Jason Guo, and Chief Operating Officer, Peng Han, in their capacities as officers of Kustom Entertainment, Inc.. Seller represents and warrants that, except as disclosed in the disclosure schedules attached hereto (the “Disclosure Schedules”) and delivered to Buyer herewith:

Section 2.1 Organization and Good Standing.

(a) Seller is a corporation duly incorporated, organized, validly existing and in good standing under the laws of the State of Nevada, with the power and authority to own, operate and lease its properties and to carry on its business as now conducted and as currently contemplated to be conducted. Seller is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification, expect where the failure to be so qualified has not, individually or in the aggregate, been material to the Business.

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(b) Except as set forth on Schedule 2.1(b), Seller does not have any conflicting investment or other ownership interest in any entity and is not a participant in any joint venture, partnership, limited liability company, or similar arrangement that competes with, conducts activities substantially similar to, or otherwise creates a material conflict of interest with the Business or the day-to-day operation thereof.

(c) Buyer has been provided complete and correct copies of the currently effective organizational documents of Seller and any other entity listed on Schedule 2.1(b).

Section 2.2 Power, Authorization and Validity.

(a) Seller has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein to which it is a party (the “Seller Ancillary Agreements”) and to consummate the transactions contemplated hereby and thereby. This Agreement and the Seller Ancillary Agreements to which Seller is a party have been or will be by the Closing duly executed and delivered by Seller. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements to which Seller is a party have been duly and validly approved and authorized by all necessary corporate action on the part of Seller, and no further action is required on the part of Seller to authorize this Agreement and Seller Ancillary Agreements to which it is a party and the transactions contemplated hereby and thereby.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority is necessary or required to be made or obtained to enable Seller to enter into, and to perform its obligations under, this Agreement and the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

(c) No vote, consent or approval of the holders of any capital stock or other equity interests of Seller is required to authorize the execution, delivery or performance of this Agreement, the Seller Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than such vote, consent or approval as has been duly obtained and remains in full force and effect.

(d) Assuming the due authorization, execution and delivery by the other parties thereto, this Agreement and the Seller Ancillary Agreements to which each Seller is party are valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as may be limited by (A) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, or other similar Laws affecting the rights of creditors generally, (B) rules of Law governing specific performance, injunctive relief and other equitable remedies, and (C) general principles of equity and public policy. Seller and its subsidiaries are not in default under and has not violated any provision of its governing documents.

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Section 2.3 No Violation of Existing Agreements or Laws; Third Party Consents.

Neither the execution and delivery of this Agreement or the Seller Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the organizational documents of Seller, (ii) any instrument, contract or agreement to which Seller is a party or by which it is bound, or (iii) any federal, state, local or foreign Law applicable to Seller or its assets or properties. Seller has utilized its best efforts to collectively obtain all consents and approvals of third parties that are required in connection with the consummation by Seller of the transactions contemplated by this Agreement, and a true, correct and complete list of such consents and approvals is set forth on Schedule 2.3.

Section 2.4 Capitalization; Ownership of the Assets.

(a) The authorized, issued and outstanding equity ownership of Seller is as set forth on Schedule 2.4.

(b) Seller has good and marketable title to the Acquired Assets and is the true and lawful owners of the Acquired Assets, and has the right to sell and transfer to Buyer good and marketable title to such Acquired Assets, free and clear of any Lien, other than Permitted Liens. The delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest good title to the Acquired Assets in Buyer, free and clear of all Liens.

Section 2.5 Litigation.

There is no unsatisfied judgment against Seller, the Business or any of the Acquired Assets outstanding. Except as set forth on Schedule 2.5, during the past five (5) years, Seller has not been a party to or, threatened with, any litigation, suit, action, investigation, proceeding or controversy before any court, administrative agency or other governmental authority (collectively, “Legal Proceedings”) relating to or affecting the Acquired Assets or the Business or which affects or which may affect Seller’s right to perform this Agreement in accordance with its terms, and neither the Business nor any Acquired Asset is party or subject to any Legal Proceedings.

Section 2.6 Intellectual Property.

(a) Schedule 2.6(a) contains a complete and accurate list of all material unregistered and registered trademarks (and applications therefor), trade dress, service marks, slogans, corporate names and trade names, Internet domain names, websites, registered copyrights, patents (and applications therefor), computer programs or program rights, software source code and software licenses (other than “shrink-wrap” licensed programs, program rights, software, source code or databases licensed to Seller under non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties’ businesses with aggregate annual payments due thereunder of less than $1,000), material intellectual property licenses and other similar material intangible property rights and interests (“Seller’s Intellectual Property”) owned or licensed by Seller and used in connection with the Business. Schedule 2.6(a) indicates, as to each item listed therein, whether such item is owned by Seller or used by Seller under license from a third party. Seller’s rights to Seller’s Intellectual Property are referred to herein as the “IP Rights.” Other than Seller’s Intellectual Property as set forth on Schedule 2.6(a), no other material intellectual property is necessary to conduct the Business as currently conducted. Except as set forth on Schedule 2.6(a), Seller’s use of the IP Rights and its operation of the Business do not violate, conflict with or infringe on the intellectual property rights of any third Person, and no third Person (as defined below) has made or, to Seller’s Knowledge, threatened to make any claims that the operation of the Business is in violation of, conflicts with or infringes on any intellectual property rights of any third Person. To Seller’s Knowledge, no third party is in violation of or is infringing upon the IP Rights or any other intellectual property rights of Seller that form part of the Acquired Assets.

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(b) All of Seller’s Intellectual Property which is owned by Seller has been created solely by (i) employees of Seller within the scope of their employment, each of whom (except as set forth on Schedule 2.6(b)) is subject to an assignment obligation to Seller or (ii) independent contractors of Seller who (except as set forth on Schedule 2.6(b)) have executed agreements assigning all right, title, and interest in such Intellectual Property to Seller. None of Seller’s Intellectual Property that constitutes trade secrets or software source code has been published or disclosed except pursuant to valid and binding non-disclosure agreements. Except as set forth on Schedule 2.6(b), Seller’s IP Rights and other content included in the Acquired Assets that were not previously subject to a written agreement with the creator thereof have been properly documented such that Seller is the clear, lawful owner thereof and possesses all rights thereunder, including the right to assign such Intellectual Property or other content to Buyer.

(c) Seller owns all right, title, and interest, or possesses adequate licenses (and each such license for an appropriate number of users) or other valid rights to use, all of Seller’s Intellectual Property used or held for use in connection with its Business as currently being conducted, free and clear of all Liens. All such licenses are fully paid for the number of users required for their use in connection with the Business, and there is no default existing under any such license.

(d) Seller has not received any written claim challenging Seller’s right to use any trade secrets, customer lists or operating methods required for or incident to the operation of the Business. To Seller’s Knowledge, Seller is not using or in any way making use of any confidential information or trade secrets of any third Person without the express written consent of such third Person, including without limitation, a former employer of any present or past employee or contractor of Seller.

(e) Except as set forth on Schedule 2.6(e), all of Seller’s Intellectual Property that is registered with or filed with the United States Patent & Trademark Office or Register of Copyrights or the corresponding offices of other jurisdictions has been duly filed and, as to Seller’s Intellectual Property that has been renewed, has been properly maintained and renewed in accordance with all applicable provisions of Law and administrative regulations, and Seller is the record owner thereof. Seller has taken reasonable steps in accordance with best industry practices to (i) preserve and maintain appropriate records relating to the IP Rights (all of which at Closing shall be delivered to Buyer), and (ii) maintain the confidentiality of its material trade secrets and other confidential Seller’s Intellectual Property, and, to Seller’s Knowledge, there has been no act or omission by Seller, the result of which would be to materially impair the rights of Seller to apply for or enforce appropriate legal protection of its IP Rights.

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(f) Seller has not granted rights to license, market or sell any of Seller’s Intellectual Property other than as set forth on Schedule 2.6(f).

(g) Except as set forth on Schedule 2.6(g), none of Seller’s Intellectual Property that constitutes software source code or software is distributed as “open source software” or under a similar licensing or distribution model or is constructed with such “open source software.”

Section 2.7 Books and Records.

The records of Seller relating to the Acquired Assets are in all material respects true and complete and have been maintained in accordance with reasonable business practices. All records, information and databases (electronic or otherwise) pertaining to customers of the Business have been delivered to Buyer, and such records, information and databases are accurate in all material respects.

Section 2.8 Taxes.

(a) For purposes of this Agreement, “Tax” shall mean (i) any U.S. or non-U.S. income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any governmental authority responsible for the imposition of any such tax (domestic or foreign); (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, including by operation of law. “Tax Return” means any return, declaration, report, claim for refund, or information or return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(b) All federal, state, local and foreign Taxes and assessments (including interest and penalties) that are payable by or due from Seller in respect of the Business have either been fully paid or are not yet due including properly filed extensions. There are no outstanding agreements or waivers with any taxing authority providing for an extension of time (other than properly filed extensions concerning Federal and State income and similar taxes) with respect to the assessment or reassessment of Tax or the filing of any Tax Return, or any payment of any Tax, by Seller; no notice of Tax assessment or Tax reassessment has been received by Seller; and, to the Knowledge of Seller, no examination by a taxing authority of any Tax Return of Seller in respect of the Business is currently in progress. There are no audits, claims, Legal Proceedings (or, to the Knowledge of Seller, any investigation) pending, or, to the Knowledge of Seller, threatened against Seller relating to Taxes of the Business, and Seller knows of no valid basis for any such claim, or investigation. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Acquired Assets. None of the assets of the Seller consists of a United States real property interest within the meaning of Section 897 of the Code. Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. Such Taxes of the Business will be restricted in context to the operations of the Business and Assets outlined in Schedule 1.1(a).

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Section 2.9 Regulatory Approvals.

All consents, approvals, authorizations and other requirements prescribed by any Law that must be obtained or satisfied by Seller and that are necessary for the execution, delivery and performance by Seller of this Agreement and the Seller Ancillary Agreements have been obtained and satisfied.

Section 2.10 Employees and Independent Contractors.

(a) Schedule 2.10(a)(i) sets forth a complete and accurate list of the names of all current employees of Seller who are or actively have been employed by or providing services to the Business (or who are reasonably expected to return to work within six months of the Closing Date), specifying their titles, positions and descriptions of the areas of their responsibilities with respect to the Business, exempt classification status and their salaries or hourly rate, as applicable, dates of hire, business locations, commissions, bonuses and incentive entitlements. Schedule 2.10(a)(ii) contains a complete and accurate list of all independent contractors (i) used by the Business as of June 24, 2026 and (ii) paid at least $10,000, in the aggregate, by Seller during the twelve (12)-month period ended June 24, 2026, specifying the name of the independent contractor, type of labor, and fees paid to such independent contractor for calendar years 2024 and 2025.

(b) For the past three (3) years, Seller: (i) is and has been in compliance in all material respects with all applicable laws respecting employment, including provisions thereof relating to employment practices, labor relations, unions, terms and conditions of employment, employee layoffs, wages and hours (including the classification of employees as exempt and the classification of independent contractors), discrimination, pay equity, equal employment, immigration, human rights and accommodation obligations, affirmative action requirements, occupational health and safety, employee leave, unemployment insurance, workers compensation and employee privacy, in each case, with respect to current and former employees and independent contractors; and (ii) is not liable for, and has not incurred any, material unresolved liability with respect to, any arrears of wages, salaries, wage premiums, fees, commissions, bonuses, accrued and unused vacation or other compensation for services performed by any current or former employees or independent contractors, nor any Taxes or any penalty for failure to comply with any of the foregoing. Within the past five years, the Seller has not implemented any plant closing or layoff of employees that could implicate the WARN Act.

(c) Seller is not obligated to, nor has undertaken to, recognize any labor union, works council, labor organization, or group of employees as the bargaining representative of its employees; and no employees of Seller are represented by any labor union, works council, or other labor organization. All employees of Seller who are performing services for the are legally able to be employed and perform the services they are performing in the relevant jurisdiction.

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(d) Prior to the Closing, Seller has paid, up to the most recent regular pay period prior to Closing, all wages and compensation accrued by or for, earned by, or due to current and former employees of the Business as of the Closing or for any period prior to the Closing, including all vacations or vacation pay, holidays or holiday pay, severance, paid time off, sick days or sick pay, and bonuses. Seller has paid to the applicable governmental entity all of the employee’s and employer’s portion of the payroll, withholding, Federal Insurance Contributions Act and other Taxes payable with respect to any such pay, compensation and bonuses.

(e) There is no unfair labor practice complaint against Seller pending, and no person has overtly threatened in writing, to Seller, to commence any unfair labor practices complaint before the National Labor Relations Board or any other governmental entity. Seller has not (A) experienced any strikes, work stoppages or slowdowns, labor grievances, claims of unfair labor practices or any other labor disputes or (B) engaged in any unfair labor practices against its employees. To the Knowledge of Seller, there are no and there have been no union organizing or decertification activities with respect to any employees of Seller. No labor union, works council, other labor organization, or group of employees has made a demand for recognition or certification with respect to any employees of Seller and no representation or certification proceedings are presently pending or, to the Knowledge of Seller, threatened before any labor relations tribunal or authority.

(f) Neither the execution and delivery of this Agreement or the Seller Ancillary Documents, nor the performance of the transactions contemplated thereby, will (either alone or in conjunction with any other event, such as termination of employment) (i) result in any material payment (including severance payments, payments under any other agreements, unemployment compensation payments, payments subject to Section 280G of the Code or otherwise) becoming due to any director or any employee of Seller under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

(g) Every Person who has been paid or otherwise treated as an independent contractor by Seller has properly been classified as an independent contractor, and neither any such Person nor any governmental authority has asserted that any such Person is not properly classified as an independent contractor.

(h) Since December 31, 2025, Seller has not modified the compensation payable to its employees or independent contractors except in the ordinary course of business.

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Section 2.11 SEC Reports; Financial Statements; Collection of Receivables.

(a) Seller, since January 1, 2023, has filed all forms, reports, schedules, statements, registration statements, prospectuses, proxies and other documents required to be filed or furnished by Seller with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act of 2002, together with any amendments, restatements or supplements thereto, and shall file all such forms, reports, schedules, statements, proxy materials. Except to the extent available on the SEC’s website through EDGAR, Seller has delivered to the Company copies in the form filed with the SEC of all of the following:

(i) Seller’s most recent annual reports on Form 10-K for each fiscal year referred to in clause (a) above;

(ii) Seller’s quarterly reports on Form 10-Q for each fiscal quarter that referred to in clause (a) above;

(iii) all other forms, reports, registration statements, prospectuses, proxy materials and other documents (other than preliminary materials) filed by Seller with the SEC since the beginning of the first fiscal year referred to in clause (a) above (the forms, reports, registration statements, prospectuses, proxies and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”); and

(iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”).

(b) The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports. None of the SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing.

(c) Since January 1, 2026 and as of the date of this Agreement, (i) Seller has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Seller securities, (iii) there are no Actions pending or, to the Knowledge of Seller, threatened against Seller by the Financial Industry Regulatory Authority, Nasdaq or the SEC with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Seller securities on Nasdaq and (iv) Seller and such Seller securities are in compliance with all of the applicable listing corporate governance rules of Nasdaq.

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(d) Seller has established and maintains disclosure controls and procedures required by Rules 13a-15 or Rule 15d-15 under the Exchange Act. Except as set forth in the SEC Reports, such disclosure controls and procedures are reasonably designed to ensure that all material information concerning Seller and other material information required to be disclosed by Seller in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Seller’s SEC filings and other public disclosure documents. Except as set forth in the SEC Reports, such disclosure controls and procedures are effective in timely alerting Seller’s principal executive officer and principal financial officer to material information required to be included in Seller’s periodic reports required under the Exchange Act.

(e) The financial statements and notes of Seller contained or incorporated by reference in the SEC Reports (the “Seller Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Seller at the respective dates of and for the periods referred to in such financial statements and accurately reflect the books and records of Seller as of the times and for the periods referred to therein, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(f) Seller maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) Seller does not maintain any off-the-book accounts and that Seller’s assets are used only in accordance with Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the financial statements of Seller and to account for Seller’s assets. Seller has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of Seller. Seller or its representatives has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or its internal accounting controls, including any material written complaint, allegation, assertion or claim that Seller has engaged in questionable accounting or auditing practices.

(g) Seller has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Seller Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Seller’s formation in the ordinary course of business. All material debts and Liabilities, fixed or contingent, which should be included under GAAP on a balance sheet are included in the Seller Financials as of the date of such Seller Financials. Seller has no off-balance sheet arrangements.

(h) As used herein, the term “Seller Carve-Out Financials” means (i) the audited carve-out financial statements relating to the Acquired Assets and Assumed Liabilities as of and for the Fiscal Years Ending December 31, 2025 and 2024 and the three months ending March 31, 2026, consisting of the draft unaudited statements of Acquired Assets and Assumed Liabilities as of March 31, 2026 and June 30, 2026 (if required), and the related unaudited Statements of Revenues and Direct Expenses (also referred to as an income statement), for the fiscal periods then ended, and the related notes thereto. Seller has provided to Buyer true and correct copies of the unaudited Seller Carve-Out Financials. Seller prepared the Seller Carve-Out Financials (i) in accordance in all material respects with, the books and records of the Seller as of the times and for the periods referred to therein and (ii) in accordance with U.S. GAAP, consistently applied throughout and among the periods involved and in the same manner as the Seller Financials (except that the Draft Financials may exclude the footnote disclosures and other presentation items required for U.S. GAAP). The Seller Carve-Out Financials fairly present in all material respects the carve-out statement of Acquired Assets and Assumed Liabilities as of the respective dates thereof and the results of the operations of the Acquired Assets and Assumed Liabilities for the periods indicated.

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(i) Seller shall cause its independent registered public accounting firm to perform any required audits and reviews required with respect to the Seller Carve-Out Financials described in Section 2.11(h), in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Buyer shall be responsible for the payment of all reasonable and documented fees and expenses of such audits and reviews.

(j) On the date hereof, the Seller maintains accurate books and records reflecting the Acquired Assets and Assumed Liabilities in all material respects and maintains proper and adequate internal accounting controls that, to the Knowledge of the Seller, provide reasonable assurance that (i) the Seller does not maintain any off-the-book accounts and that the Seller’s assets are used only in accordance with the Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Draft Financials and to account for the Acquired Assets and Assumed Liabilities. On the Closing Date, the Seller will maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and that (i) the Seller does not maintain any off-the-book accounts and that the Acquired Assets and Assumed Liabilities are used only in accordance with Seller’s management directives, (ii) transactions are executed with management’s authorization and (iii) transactions are recorded as necessary to permit preparation of the Seller Carve-Out Financials.

(k) All financial projections with respect to the Acquired Assets and Assumed Liabilities that were delivered by or on behalf of the Seller to Buyer or their respective representatives, including all information delivered by or on behalf of the Seller to Buyer or their respective representatives that was used in connection with the Pro Forma Financial Information, were prepared in good faith using assumptions that the Seller believes to be reasonable.

(l) The accounts receivable (as of June 24, 2026) set forth on Schedule 2.11(b) and constituting a part of the Acquired Assets have arisen, and are consistent with levels maintained, in the ordinary course of business and represent bona fide claims of Seller against the account debtors for sales made, services performed or other charges arising on or before the Closing Date, are not subject to known valid claims of set-off or other defenses or counterclaims, and, to the Knowledge of Seller, are fully collectible in the ordinary course of business according to the terms of their respective agreements within 120 days of the date hereof, without resort to litigation or engaging an agent for collection that are not otherwise reserved for in the allowance for doubtful accounts established by the Seller.

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(m) Seller has a system of internal accounting controls which are designed to provide assurance regarding the reliability of financial reporting. Since January 1, 2023, there has never been (i) any significant deficiency or weakness in the system of internal accounting controls used by Seller except as set forth in the SEC Reports, (ii) any fraud by any of Seller’s employees, (iii) any wrongdoing that involves any Seller employee who has or had a role in the preparation of financial statements or the internal accounting controls used by the Seller or (iv) any claim or allegation regarding any of the foregoing.

Section 2.12 Absence of Certain Events.

Since December 31, 2025:

(a) Seller has conducted the Business only in the ordinary course, consistent with past practice, including without limitation making and recording payments related to future expenses.

(b) Seller has not transferred, encumbered, leased, subleased, licensed or otherwise disposed of any assets; incurred any Liability other than in the ordinary course of business, consistent with past practice, and not material in the aggregate or changed the method or computation of the prices charged for the products or services sold in the Business, other than in the ordinary course of business, consistent with past practice, and not material in the aggregate.

(c) Seller has not waived any material claim or right of value relating to the Acquired Assets, or entered into an agreement or commitment, whether written or oral, to do or take any of the actions described in Sections 2.12(a)-(b).

(d) There has not been any Material Adverse Effect to Seller, the Business, its condition (financial or otherwise), assets or results of operations. “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, condition (financial or otherwise) or assets of the Business or (ii) the ability of Seller to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (A) general economic or political conditions; (B) conditions generally affecting the industries in which Seller operates; (C) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (D) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (E) any changes in applicable Laws or accounting rules; (F) any natural or man-made disaster or acts of God; (G) any epidemic or pandemic, unless such any such event, occurrence, fact, condition or change disproportionately affects Seller or the Business; (H) any matter disclosed in the Disclosure Schedules; or (I) any failure by the Business to meet any projections, forecasts or revenue or earnings predictions.

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The parties acknowledge and agree that the ongoing conflict involving Iran, including any related disruption or volatility in the oil and gas markets and any resulting indirect effects on the Business, whether existing as of the date hereof or arising thereafter, shall not, individually or in the aggregate, constitute or be deemed a “Material Adverse Effect” for purposes of Section 2.12.

Section 2.13 Contracts.

(a) Schedule 2.13(a) lists each of the following Contracts (x) by which any of the Acquired Assets or the Business is bound or affected or (y) to which Seller is a party or by which it is bound in connection with the Business or the Acquired Assets (such Contracts, together with all Contracts concerning the occupancy, management or operation of any real property (including without limitation, brokerage contracts) listed or otherwise disclosed in Schedule 2.13(a) and all agreements set forth in Schedule 2.6(a), being “Material Contracts”):

(i) all Contracts involving aggregate consideration in excess of $100,000 and which, in each case, cannot be cancelled without penalty or payment of the full contract price;

(ii) all Contracts, the primary subject matter of which is to provide for the indemnification of any individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity (“Person”) or the assumption of any tax, environmental or other Liability of any Person;

(iii) all Contracts that relate to the acquisition or disposition of the Acquired Business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(iv) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts;

(v) all employment agreements and Contracts with independent contractors or consultants (or similar arrangements).;

(vi) except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees);

(vii) except for Contracts relating to trade receivables, all Contracts with any governmental authority;

(viii) all Contracts that limit or purport to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

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(ix) all joint venture, partnership or similar Contracts involving the Acquired Business; and

(x) all Contracts for the sale of any of the Acquired Assets or for the grant to any Person of any option, right of first refusal or preferential or similar right to purchase any of the Acquired Assets.

(b) Each Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in material breach of or default under, or has provided or received any written notice of any intention to terminate, any Material Contract. True, complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer. There are no material disputes pending or to Seller’s Knowledge threatened under any Contract included in the Acquired Assets and no Material Contract is subject to any outstanding Order or stipulation restricting or requiring the enforcement, or modification thereof. “Order” means any judgment, writ, decree, compliance agreement, injunction or order of any governmental authority or arbitrator, as in effect on the date hereof. No third party to any Material Contract has notified Seller in writing of its intention to cease to perform any material services required to be performed by it, withhold any payment to be made by it, or bring any claim of default thereunder.

Section 2.14 Compliance with Laws.

(a) Seller has, for the past three (3) years, complied and are in compliance with (i) in all material respects, all applicable Laws, including, without limitation, those relating to environmental protection, water or air pollution and similar matters, and (ii) all Orders, writs, injunctions and decrees of any governmental entity, relating to Seller, the Business or any of the Acquired Assets. Any and all governmental licenses, permits and other authorizations (collectively, “Permits”) used or necessary to operate the Business as it is now operated are validly issued in the name of Seller, are in full force and effect, and are identified on Schedule 2.14. All fees and charges with respect to such Permits as of the date hereof have been paid in full.

(b) Without limiting the generality of Schedule 2.14, Seller currently conducts, and has conducted, the Business in compliance with all applicable anti-corruption or anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended. Seller does not maintain policies, procedures or internal controls with regard to applicable anti-corruption or anti-bribery laws. Neither Seller nor any agent, employee, consultant or other representative, acting for or on behalf of Seller has made or is making any payments of either cash or other consideration that were or are unlawful under applicable Law, including directly or indirectly (i) using any of IMS’s or Singapore Entity’s funds for any illegal or unlawful contribution, gift, entertainment or other payment, (ii) making any bribe, rebate, payoff, influence payment, kickback or other illegal or unlawful payment to any foreign or domestic government official or employee or (iii) given or agreed to give any payment, gift or similar benefit to any customer, client, supplier, governmental employee or any other Person in violation of applicable Laws.

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Section 2.15 No Undisclosed Liabilities.

The Business has no Liabilities except for (a) Liabilities reflected in the Financial Statements and assumed by the Buyer, (b) Excluded Liabilities, (c) Liabilities incurred in connection with the Seller’s performance of their obligations under this Agreement or the Seller Ancillary Agreements, or (d) Liabilities that are otherwise incurred in the ordinary course of business which are not, individually or in the aggregate, material to the Business.

Section 2.16 Insurance Policies.

Seller has obtained and maintained in full force and effect insurance policies (the “Insurance Policies”) in such amounts and with such coverage as described on Schedule 2.16. All premiums through the Closing Date due on the Insurance Policies or renewals thereof have been paid, and there is no default under any of the Insurance Policies. There is no material claim pending under any such Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriter of such Insurance Policy. Schedule 2.16 sets forth Seller’s three (3) year claims history with respect to the Insurance Policies.

Section 2.17 Real Property.

Seller is not in material breach or material default under the office space located at 6366 College Boulevard, Overland Park, Kansas 66211 (the “Office Lease”) and Seller has paid all rent due and payable under the Office Lease. Seller has not received nor given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by Seller under the Office Lease. To Seller’s Knowledge, no other party to the Office Lease is in default thereof, and, to Seller’s Knowledge, no other party to the Office Lease has exercised, or indicated an intention to exercise, any termination rights with respect thereto.

Section 2.18 Suppliers.

Schedule 2.18 lists the twenty (20) most significant vendors or suppliers of supplies, merchandise and other goods or services of the Business (with corresponding expenditures), on the basis of cost of goods or services purchased for calendar year 2024 and 2025. Except as set forth on Schedule 2.18, Seller has not received any written notice that any such vendor or supplier has ceased, or intends to cease, to sell products or services to Seller or the Business, or has reduced, or intends to reduce, or change the terms with respect to, the sale of such products or services at any time (whether as a result of the consummation of the transactions contemplated hereby or otherwise). To the Knowledge of Seller, no such vendor or supplier is threatened with bankruptcy or insolvency.

Section 2.19 Related-Party Transactions.

Except as set forth on Schedule 2.19 and in the SEC Reports, no officer, director or equity owner of Seller has (a) borrowed money from or loaned money to Seller that remains outstanding; (b) any Material Contract with or contractual or other claim, express or implied, of any kind whatsoever against or in respect of Seller; (c) any ownership or other interest in any Acquired Assets or any other assets used or held for use in the Business or located on any real property; (d) engaged in any transaction with or has any relationship with or in respect of the Business; or (e) owned, directly or indirectly, any interest in (except not more than five percent (5%) stockholdings for passive investment purposes in securities of publicly held and traded companies), or served as an officer, director, employee or consultant of or otherwise received remuneration from, any Person that is, or has engaged in business as, a competitor, lessor, lessee, customer or supplier of the Business.

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Section 2.20 No-Shop Clause.

Since January 12, 2026, Seller has ceased all existing discussions and negotiations with any other parties regarding a potential acquisition of the Business and Seller has not, directly or indirectly, solicited, initiated, encouraged, or entertained any inquiries or proposals from any person or entity (other than Buyer) relating to the acquisition of the Business, whether by merger, sale of assets, sale of stock, or otherwise.

Section 2.21 Brokers.

Except as disclosed in Schedule 2.21, Seller has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 2.22 Investment Intent.

Seller understands that Warrants and Warrant Shares (collectively, the “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. Seller is acquiring the Securities as principal for its own account and does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity. Seller is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Seller is acquiring the Securities hereunder in the ordinary course of its business.

Section 2.23 General Solicitation.

Seller is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act), including, without limitation, any public or broadly disseminated communication or any seminar or meeting whose attendees have been invited by general solicitation or general advertising (as described in Rule 502(c)).

Section 2.24 Access to Information.

Seller acknowledges and affirms that, with the assistance of its advisors, it has conducted and completed its own investigation, analysis and evaluation related to the investment in the Securities. Seller has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. No such investigation, analysis and evaluation nor any other due diligence investigation conducted by Seller shall modify, limit or otherwise affect Seller’s right to rely on Buyer’s representations and warranties contained in this Agreement.

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Section 2.25 Accredited Investor.

Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 2.26 Certain Trading Activities.

Other than with respect to the transactions contemplated herein, since June 24, 2026, neither the Seller nor any affiliate of Seller which (x) had knowledge of the transactions contemplated hereby, (a) has or shares discretion relating to Seller’s investments or trading or information concerning Seller’s investments, including in respect of the Securities, and (b) is subject to Seller’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Seller or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any “short sales” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) involving the Company’s securities). Notwithstanding the foregoing, in the case of Seller and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of Seller’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Seller’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that have knowledge about the financing transaction contemplated by this Agreement. Other than to Buyer, Seller has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

Section 2.27 Reliance on Exemptions.

Seller understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Securities.

Section 2.28 [Reserved]

Section 2.29 Privacy; Data Security.

(a) Seller is conducting the Business in compliance in all material respects with all applicable Privacy Laws and all internal and publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information. There is no requirement to obtain any consent, approval or waiver of any Person under applicable Privacy Laws in connection with the due diligence investigation, or preparation, execution or performance of this Agreement. “Privacy Laws” mean all applicable Laws concerning the privacy, security, or processing of personal information, including without limitation data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning email, text message, or telephone communications, the United States CAN SPAM Act, the California Consumer Privacy Act and any implementing regulations therein and the General Data Protection Regulation (EU) 2016/679 (GDPR).

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(b) Seller has at all times had reasonable and appropriate security and organizational measures in place, and has taken steps, as required by Privacy Laws and otherwise, reasonable and appropriate to protect personal and business information maintained or processed by or for Seller against loss, against infection by viruses, bugs, malicious software, and other malware, and against unauthorized access, use, modification, disclosure or other misuse, including appropriate controls that have been regularly tested and reviewed, and to safeguard the availability, security and integrity of such personal information. The Seller has delivered to Buyer true, correct and complete copies of all Privacy Policies and Privacy Contracts that Seller or any of the Acquired Assets are party to or bound by.

(c) During the five (5) years prior to the Closing Date, Seller has not experienced any actual, alleged, or suspected data breach or other security incident involving personal information or otherwise or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Proceedings by any governmental body, agency, official or authority concerning Seller’s collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Privacy Laws.

(d) Seller maintains commercially reasonable data back-up and/or contingency operations plans with respect to the Business and to the Knowledge of Seller such plans are effective.

(e) The execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby will not cause Seller to violate any applicable privacy and security requirements binding on Seller or result in or give rise to any right of termination or other right to impair or limit the Seller’s rights to own or process any personal information used in or necessary for the conduct of the business, without giving effect to any actions that may be taken by, or circumstances otherwise affecting, the Buyer.

Section 2.30 Disclosure.

The representations and warranties by Seller in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, taken as a whole, not misleading.

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Section 2.31 No Additional Representations or Warranties.

Except as specifically provided in this Article 2, Sellers has not made, nor is it making, any representation or warranty whatsoever to Buyer or any of its Affiliates or any other Person on the behalf of any of the foregoing.

Article 3

REPRESENTATIONS AND WARRANTIES OF BUYER

As used herein, the term “Knowledge of Buyer” shall mean the actual knowledge after reasonable due inquiry of Buyer’s executive officers. Buyer hereby represents and warrants that:

Section 3.1 Organization and Good Standing.

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted.

Section 3.2 Power, Authorization and Validity.

(a) Buyer has the right, power and authority to enter into and perform its obligations under this Agreement and the other agreements provided for herein to which it is a party (the “Buyer Ancillary Agreements”). This Agreement and the Buyer Ancillary Agreements have been duly executed and delivered by Buyer. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements have been duly and validly approved and authorized by all necessary action on the part of Buyer.

(b) No filing with, authorization from or consent or approval of any governmental body, agency, official or authority or any other third party is required to be made or obtained to enable Buyer to enter into, and to perform its obligations under, this Agreement and the Buyer Ancillary Agreements.

(c) No vote, consent or approval of the holders of any capital stock or other equity interests of Buyer is required to authorize the execution, delivery or performance of this Agreement, the Buyer Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby, other than such vote, consent or approval as has been duly obtained and remains in full force and effect.

(d) Assuming the due authorization, execution and delivery by the other parties, this Agreement and the Buyer Ancillary Agreements are valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, or other similar Laws affecting the rights of creditors generally, (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies, and (iii) general principles of equity and public policy.

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Section 3.3 No Violations of Existing Agreements or Laws.

Neither the execution and delivery of this Agreement or the Buyer Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any provision of the organizational documents of Buyer, (ii) any instrument, contract or agreement to which Buyer is a party or by which it is bound, or (iii) any federal, state, local or foreign Law applicable to Buyer or its assets or properties.

Section 3.4 Brokers.

Except as disclosed in Schedule 3.4, Buyer has not engaged any broker or finder or incurred any liability for brokerage fees, commissions or finder’s fees in connection with the transactions contemplated by this Agreement.

Section 3.5 Litigation.

Except as disclosed in Schedule 3.5, Buyer is not a party to or, to the Knowledge of Buyer, threatened with, any Legal Proceedings which affect or may affect Buyer’s right or ability to perform this Agreement in accordance with its terms.

Section 3.6 Disclosure.

The representations and warranties by Buyer in this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein, taken as a whole, not misleading.

Section 3.7 Valid Issuance of Securities.

The Warrants and Warrant Shares, to be issued upon the exercise of the Warrants, have been duly authorized by all necessary corporate action and, when issued and paid for in accordance with the terms of this Agreement and the Buyer Ancillary Agreements, such Warrants and Warrant Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens.

Section 3.8 No General Solicitation.

Buyer represents and warrants that neither it nor any Person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in connection with the offer or sale of the Securities, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television, radio or the internet, or presented at any seminar or any other general advertisement.

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Section 3.9 No Additional Representations or Warranties.

Except as specifically provided in this Article 3, Buyer has not made, nor is it making, any representation or warranty whatsoever to Seller or any of its Affiliates or any other Person on the behalf of any of the foregoing.

Article 4

SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION

Section 4.1 Survival of Representations.

All representations and warranties of Seller on the one hand, and Buyer on the other, contained in this Agreement, and, unless otherwise expressly provided therein, in any Buyer Ancillary Agreement or Seller Ancillary Agreement shall survive the Closing Date and will remain operative and in full force and effect for eighteen (18) months following the Closing Date (the “General Indemnity Period”), except that the representations set forth in Sections 2.1, 2.2, 2.3 2.4, 2.8, 2.21, 3.1, 3.2, 3.3 and 3.4 (the “Fundamental Representations”) shall survive until the expiration of the relevant assessment or reassessment period or the relevant statute of limitations. Any covenant or obligation set forth in this Agreement, the Buyer Ancillary Agreements or the Seller Ancillary Agreements that is to be performed after the Closing Date will remain operative and in full force until fully performed. No party shall be responsible for indemnification hereunder with respect to breaches of representations, warranties or covenants unless a claim therefor is asserted within said period of survival, failing which such claim shall be waived and extinguished.

Section 4.2 Agreement to Indemnify.

Subject to the limitations set forth in Section 4.7, from and after the Closing, Seller on the one hand, and Buyer on the other hand (each an “Indemnifying Party”), agree to indemnify and hold harmless the other party, its Affiliates and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents (each an “Indemnified Party”) from and against any and all Claims related to or arising out of:

(a) any breach by the Indemnifying Party of any representation or warranty given or made by it in this Agreement;

(b) any misrepresentation contained in any certificate furnished by the Indemnifying Party pursuant to this Agreement; or

(c) any and all actions, suits, claims or legal, administrative, arbitrative, governmental or other proceedings or investigations against any Indemnified Party arising out of such breach.

Section 4.3 Indemnification by Seller.

Seller agrees to indemnify and hold harmless Buyer Indemnified Parties from each Claim relating to or arising out of:

(a) any non-fulfillment of any covenant by Seller hereunder;

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(b) any Excluded Liability, and any assets, properties, claims, rights or interests of Seller other than the Acquired Assets;

(c) Seller’s employment or engagement (or termination of the employment or engagement) of any individual, including without limitation relating to salary, wages, vacation pay and other compensation, worker classification, benefit plans, worker’s compensation, sexual harassment and other claims arising under any Law relating to employment;

(d) any failure of Seller to be duly qualified or licensed to do business, or to be in good standing, in any applicable jurisdiction, including any foreign jurisdiction;

(e) any breach of Section 2.6(b), including any failure of Seller to (i) obtain, maintain or record valid assignments of the rights to any of Seller’s Intellectual Property or other content included in the Acquired Assets from employees, consultants, contractors or other third parties, or (ii) otherwise properly document that Seller is the clear, lawful owner of such Intellectual Property or other content and possesses all rights therein, including the right to assign such Intellectual Property or other content to Buyer;

(f) any Contract included in the Acquired Assets that was not entered into in the name of Seller, including any Claim alleging that Seller is not a party to such Contract or does not possess all rights and obligations thereunder, including the right to assign such Contract to Buyer; or

(g) any Claim in connection with the consummation of the transactions contemplated by this Agreement by any third party with whom Seller or any agent of them had bona fide discussions concerning the disposition or sale of the Business or the Acquired Assets, solely to the extent relating to such discussions.

Section 4.4 Indemnification by Buyer.

Buyer further agrees to indemnify and hold harmless Seller and the other Seller Indemnified Parties from each Claim relating to or arising out of (a) any non-fulfillment of any covenant by Buyer hereunder, or (b) any of the Acquired Assets or Assumed Liabilities.

Section 4.5 Defense of Claims.

(a) An Indemnified Party shall promptly notify an Indemnifying Party of any third-party claims commenced or asserted against the Indemnified Party. Upon receipt of such notice, the Indemnifying Party shall (within twenty days thereafter) (i) defend the Indemnified Party against such third-party claim with counsel of the Indemnifying Party’s choice, which choice shall be reasonably satisfactory to the Indemnified Party and (ii) permit the Indemnified Party to participate in the defense thereof and to retain separate counsel at its own cost. If the Indemnifying Party shall fail or refuse to undertake the defense of a claim within twenty days after receiving notice that such Claim has been made, the Indemnified Party shall have the right (but not the obligation) to assume the defense of such claim in such manner as it deems appropriate until the Indemnifying Party shall, with the consent of the Indemnified Party (which shall not be unreasonably withheld or delayed), assume control of such defense, and the Indemnifying Party shall indemnify the Indemnified Party pursuant to this Agreement from and against the reasonable costs and expenses of such defense. The party hereto handling the defense of any action shall keep the other party reasonably informed at all times of the status thereof. Neither the Indemnifying Party nor the Indemnified Party shall settle a third-party claim without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). In the event that the Indemnified Party reasonably concludes that an actual or potential conflict of interest exists between the Indemnifying Party and the Indemnified Party in connection with the defense of such action, the Indemnified Party may employ its own counsel and assume its own defense, and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party; provided, however, that in the event that the Indemnified Party is simultaneously represented by more than one law firm, then during such period of simultaneous representation, the Indemnifying Party shall only be required to pay the fees and expenses of one law firm.

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(b) A failure to give written notice of a Claim hereunder will not affect the rights or obligations of either party hereunder except and only to the extent that, as a result of such failure, the rights of the Indemnifying Party are materially prejudiced.

(c) Notwithstanding anything to the contrary contained herein, Buyer shall be entitled to deal exclusively with Seller with respect to any matters arising under this Article 4.

Section 4.6 Survival of Claims.

Notwithstanding anything to the contrary contained herein, if, prior to the expiration of a particular representation or warranty, an Indemnified Party makes a good faith Claim for indemnification under this Agreement, then the Indemnified Party’s rights to indemnification under this Article 4 for such Claim shall survive any expiration of such representation or warranty until such Claim is resolved in accordance with this Article 4.

Section 4.7 Limitations.

(a) Notwithstanding anything to the contrary contained herein:

(i) except for Claims based on breaches of Fundamental Representations, intentional misrepresentation, or fraud, (A) no claim for indemnification of an Indemnified Party under Section 4.2 may be made against an Indemnifying Party unless and until the aggregate of all such Claims exceeds a threshold of Ten Thousand Dollars ($10,000); (the “Threshold”), in which event the Indemnifying Party shall be liable for the aggregate amount of all such Claims, inclusive of the Threshold. In addition, except for breaches of Fundamental Representations, intentional misrepresentation, willful misconduct or fraud, the maximum aggregate liability of an Indemnified Party to an Indemnifying Party under Section 4.2 shall not exceed twenty-five percent (25%) of the Purchase Price. For purposes of Section 4.2, any representation or warranty shall not be deemed qualified by any references to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty; and

(ii) without limiting the applicability of the foregoing, and except for claims based on intentional misrepresentation or fraud, the maximum aggregate liability of a Seller Indemnifying Party under this Article 4 shall not exceed the Purchase Price.

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(b) The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its representatives) or by reason of the fact that the Indemnified Party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

(c) In no event shall an Indemnified Party be entitled to make any claim for indemnification under this Article 4 if such claim arises from a voluntary disclosure (with respect to any matter, violation or potential violation set forth or described in the Disclosure Schedules) made by Buyer or its Affiliates to any governmental authority or similar process with respect to the Business for any period prior to the Closing; provided that, prior to a voluntary disclosure (regardless of whether such matter, violation or potential violation is set forth or described in the Disclosure Schedules) by Buyer or its Affiliates to any governmental authority or similar process, Buyer shall in consult in good faith with Sellers regarding such disclosure.

Section 4.8 No Duplicative Recovery. No Indemnified Party shall be entitled to be compensated to the extent it would result in a duplicative payment (including payment pursuant to Section 1.6) to the Indemnified Party in respect to the same Claim (or portion thereof), regardless of how many separate breaches of, or inaccuracies in, different representations, warranties, covenants, undertakings or agreements that may be alleged to arise.

Section 4.9 Mitigation of Damages. Each Indemnified Party shall take commercially reasonable steps to mitigate its Claims upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Claims that may be indemnifiable or reimbursable hereunder.

Section 4.10 Insurance Proceeds.

Payments by an Indemnifying Party pursuant to this Article 4 or in respect of any Claims shall be limited to the amount of any liability or damages that remain after deducting therefrom any insurance proceeds and any indemnity contribution or similar payment received or reasonably expected to be received by the Indemnified Party in respect of such Claim.

Section 4.11 Order of Recovery.

Except for Claims based on intentional misrepresentation or fraud, all Claims for losses by any Buyer Indemnified Party shall be satisfied (i) first, to offset such remaining indemnification amounts against any amounts otherwise due and payable by Buyer Indemnified Party to Seller, (ii) second, with funds from the Escrow Account and in accordance with the Escrow Agreement, and (iii) third, directly from Sellers and/or Shareholders in the amount of such remaining indemnification amount in accordance with this Article 4.

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Section 4.12 Adjustment of Purchase Price for Tax Purposes

Except to the extent prohibited by applicable Law, any indemnity payment under this Agreement pursuant to this Article 4 shall be treated as an adjustment to the Purchase Price.

Section 4.13 Exclusive Remedy.

Except: (a) for any equitable remedies which the parties may pursue; and (b) for enforcement actions of any kind or nature regarding the terms and provisions of this Article 4, the indemnification under this Article 4 shall be the parties’ sole and exclusive remedy, each against another, with respect to matters arising under this Agreement. The parties waive and release any other rights, remedies, causes of action or claims of any kind or nature arising under this Agreement.

Article 5

COVENANTS

Section 5.1 Confidentiality.

Seller and Buyer agree from and after the Closing Date to maintain in confidence all confidential or proprietary information relating to the Business. Without limiting the generality of the foregoing, Seller and Buyer shall, and shall cause their respective Affiliates, directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents to, keep confidential all information concerning finances, marketing, technical data, production processes, business methods and manuals, contracts, prospect lists, customer and vendor lists, advertiser lists, and any other confidential or proprietary information relating to the Business. The foregoing shall not prohibit disclosure of such information (i) as is required by Law, including without limitation to permit Buyer to comply with its disclosure obligations as public reporting company in the United States, provided that (A) Seller promptly informs Buyer in writing of such requirement or obligation prior to its disclosure so that a protective order or other appropriate remedy may be obtained by Buyer, and (B) disclosure is thereafter made only to the extent to which Seller is obligated, but not further or otherwise, (ii) as is necessary to prepare Tax Returns (including Tax Returns of Seller or of any of its Affiliates) or other filings with governmental authorities or to defend or object to any reassessment of Taxes, (iii) as is necessary for Seller (or their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents) to prepare and disclose, as may be required, accounting statements, and (iv) to assert or protect any rights of Seller hereunder or under any applicable Law. “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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Section 5.2 Registration Rights.

(a) Subject to applicable securities laws, stock exchange rules, and the continued availability of Rule 415 promulgated under the Securities Act, Buyer shall use commercially reasonable efforts to file with the Commission a Registration Statement registering for resale the Registrable Securities no later than sixty (60) days following the Closing Date (the “Filing Date”). Buyer shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter; provided, however, that Buyer shall not be obligated to cause such Registration Statement to become effective by any specific date and shall not be liable for any delays resulting from Commission comments, market conditions, changes in applicable law, stock exchange requirements, or other matters outside of Buyer’s reasonable control. Buyer shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earliest to occur of: (i) the date on which Seller no longer owns any Registrable Securities, (ii) the date on which all Registrable Securities held by Seller may be resold without restriction pursuant to Rule 144 without the requirement for Buyer to be in compliance with the current public information requirements thereunder, and (iii) the second anniversary of the effective date of the Registration Statement; provided, however, that Buyer may suspend the use or effectiveness of the Registration Statement from time to time in connection with pending material developments, financing activities, acquisitions, regulatory matters, black-out periods, or other bona fide business purposes as determined by Buyer in good faith.

(b) Buyer and Seller shall enter into a Registration Rights Agreement substantially in the form attached hereto as Exhibit L, which shall govern the rights and obligations of the parties with respect to the Registrable Securities. In the event of any inconsistency between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall control.

Section 5.3 Pro Forma Financial Statements.

(a) Buyer and Seller have collaborated in good faith to prepare pro forma financial statements (“Pro Forma Financials”), a copy of which is attached hereto as Exhibit O, and ensure that their respective financial teams were available, cooperative and responsive to the other party’s inquiries and requests for information during the preparation of the Pro Forma Financials.

(b) The Pro Forma Financials (i) have been prepared in good faith, based on assumptions believed by the parties to be reasonable as of the date of delivery thereof; (ii) presents a fair view, in all material respects of the combined financial position and the revenues and direct controllable costs of the Business as of the respective dates thereof and for such periods indicated therein; (iii) has been extracted from the books and records maintained by Seller, which have been prepared in accordance with U.S. GAAP; and (iv) include detailed projections of gross revenue and cash flow for the Business.

(c) Buyer and Seller agree that the Pro Forma Financials will serve as a basis for determining the Purchase Price and the intention of the parties with respect to the Acquired Assets and the Assumed Liabilities pursuant to the transaction contemplated herein.

(d) Buyer and Seller mutually agree on the assumptions and methodologies used in preparing the Pro Forma Financials to ensure accuracy and reasonableness.

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Section 5.4 Public Announcements.

The parties agree that, except as otherwise required by Law, including to permit Buyer to comply with its disclosure obligations as public reporting company in the United States and any request for or requirement to provide information to the SEC or national exchange, any and all public announcements or other public communications concerning this Agreement and the transactions contemplated hereby shall be subject to the written approval of both Buyer and Seller.

Section 5.5 Communications in Connection with Sale of Business.

Each of the Seller and Buyer will cooperate in communications with employees, contractors, consultants, customers, suppliers, vendors and others in order to facilitate the transfer of the Business to Buyer.

Section 5.6 No-Shop Clause.

Seller agrees that, from and after the date of the execution and delivery of this Agreement by Seller until the termination of this Agreement, Seller will not without the prior written consent of Buyer or except as otherwise permitted by this Agreement, directly or indirectly: (i) offer for sale or lease all or any material portion of the Acquired Assets or any ownership interest in any entity owning any of the Assets, (ii) solicit offers to buy all or any material portion of the Acquired Assets or any ownership interest in any entity owning any of the Acquired Assets, (iii) initiate, encourage or provide any documents or information to any third party in connection with, discuss or negotiate with any person regarding any inquiries, proposals or offers relating to any disposition of all or any material portion of the Acquired Assets or a merger or consolidation of any entity owning any of the Assets, (iv) solicit, initiate, encourage or entertain any inquiries or proposals from any person or entity (other than Buyer) relating to the acquisition of the Business, whether by merger, sale of assets, sale of stock, or otherwise; or (v) enter into any agreement or discussions with any party (other than Buyer) with respect to the sale, assignment, or other disposition of all or any material portion of the Assets or any ownership interest in any entity owning any of the Assets or with respect to a merger or consolidation of any entity owning any of the Assets. For the avoidance of doubt, the provisions of this Section 5.6 shall prevail over any similar provisions related to exclusivity provided in any other agreement between the parties.

Section 5.7 Accounts Receivable.

(a) If, at any time after the Closing, Seller receives payment with respect to any of the accounts receivable constituting a part of the Acquired Assets, Seller shall, within five (5) Business Days after becoming aware of receipt of such payment, promptly remit such payment to Buyer without setoff or deduction.

(b) If, at any time after the Closing, Buyer receives payment with respect to any Excluded Assets constituting accounts receivable or other rights to payment, Buyer shall, within five (5) Business Days after becoming aware of receipt of such payment, promptly remit such payment to Seller without setoff or reduction.

Section 5.8 Maintenance of Legal Existence.

Seller shall preserve and maintain its legal existence until the expiration of the General Indemnity Period.

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Section 5.9 Cooperation; Tax Matters.

(a) Transfer Taxes. All sales and transfer Taxes, recording charges and similar Taxes, fees or charges imposed as a result of the transactions contemplated herein (collectively, the “Transfer Taxes”), together with any interest, penalties or additions to such Transfer Taxes, will be paid by Seller. Seller Representative and Buyer will cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable Laws in connection with the payment of such Transfer Taxes and will cooperate in good faith to minimize, to the fullest extent possible under such Laws, the amount of any such Transfer Taxes payable in connection therewith.

(b) Property Tax Proration. To the extent not otherwise prorated pursuant to this Agreement, Buyer and Seller shall prorate (as of the Closing Date), if applicable, real and personal property Taxes with respect to the Acquired Assets. If the amount of such Taxes for the year in which the Closing Date occurs cannot reasonably be determined, the apportionment will be based at Closing Date upon the amount of such Taxes for the preceding Tax year but will be readjusted when the amount of such Taxes is finally determined.

(c) Cooperation. Buyer, on the one hand, and Seller, on the other hand, shall cooperate fully, as and to the extent reasonably requested by each other, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer, on the one hand, and Seller, on the other hand, agree, upon request and at the sole cost and expense of the requesting party, to use reasonable best efforts to obtain any certificate or other document or instrument from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed under this Agreement.

Article 6

MISCELLANEOUS

Section 6.1 Termination.

Notwithstanding anything herein to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing: (i) by mutual, written consent of Seller and Buyer; (ii) by Buyer by written notice to Seller if there has been a breach, inaccuracy in or failure to perform any such representation, warrant covenant, or agreement made by Seller pursuant to this Agreement, such that any of the conditions to the obligations of Buyer to consummate the transactions contemplated by this Agreement as set forth in Article 2 would not then be satisfied were the Closing to otherwise occur, and such breach, inaccuracy or failure is not cured by the earlier of (a) thirty (30) days after Seller is provided written notification of such breach, or such longer period as the parties agree is necessary to cure such items, and (b) the End Date (as defined below); (iii) by Seller by written notice to Buyer if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant, or agreement made by Buyer pursuant to this Agreement, such that any of the conditions to the obligations of Seller to consummate the transactions contemplated by this Agreement as set forth in Article 3 would not then be satisfied were the Closing to otherwise occur, and such breach, inaccuracy or failure is not cured by the earlier of (a) thirty (30) days after Buyer is provided written notification of such breach, or such longer period as the parties agree is necessary to cure such items, and (b) the End Date (as defined below); provided, that, Seller is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in Article 2; (iv) by Seller or Buyer if the Closing shall not have taken place on or before 5:00PM Eastern Time on July 15, 2026 (the “End Date”) (which date may be extended by mutual agreement of Seller and Buyer), provided that the right to terminate pursuant to this subsection (iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur by such date; or (v) by Buyer, at any time prior to the Closing, if the Board of Directors of Buyer has not approved, or withdraws, rescinds or modifies its approval of, this Agreement, any Buyer Ancillary Agreement or the transactions contemplated hereby, in which event Buyer may terminate this Agreement by written notice to Seller and neither party shall have any further liability hereunder except with respect to provisions that expressly survive termination. In the event of the termination of this Agreement, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of any party; provided that (a) any obligations which by their terms survive any termination of this Agreement, including the obligations of the parties contained in Section 5.1 hereof, shall survive any such termination and (b) nothing herein shall relieve any party from any liability for any willful, material breach of any provision hereof that occurs prior to the effective date of termination.

36

Section 6.2 Governing Law.

The internal laws of the State of New York, without regard to conflicts or choice of law principles, will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

Section 6.3 Assignment; Binding Upon Successors and Assigns.

No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign any of its rights or obligations hereunder (i) to any Affiliate of Buyer, provided that in connection with such assignment Buyer guarantees the performance of its obligations hereunder, or (ii) to any financial institution providing financing to Buyer in connection with the transactions contemplated by this Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.4 Severability.

If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

Section 6.5 Counterparts.

This Agreement may be executed in counterparts (including by facsimile, e-mail or other means of electronic transmission), each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories.

37

Section 6.6 Amendment and Waivers.

Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Buyer and Seller. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

Section 6.7 Notices.

Any notice or other communication required or permitted to be given under this Agreement must be in writing, will be deemed duly received when delivered in person or when sent by email (with confirmation of receipt), or one Business Day after having been sent by a nationally recognized overnight courier service, addressed as follows (or to such other addresses as a party may designate):

If to Buyer:	Cycurion, Inc.
1640 Boro Place, Suite 420C
McLean, VA 22102
E-mail:
Attention: L. Kevin Kelly, Chief Executive Officer

with a copy to:	Seward & Kissel LLP
One Battery Park Plaza
New York, NY 10004
E-mail:
Attention: Keith J. Billotti, Esq.

If to Seller:	Kustom Entertainment, Inc.
6366 College Blvd
Overland Park, KS 66211
Email:
Attention: Stanton E. Ross, Chairman, President and Chief Executive Officer

with a copy to:	Sullivan & Worcester LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 660-3060
Email:
Attention:

38

Section 6.8 Construction of Agreement.

The language hereof will not be construed for or against any party based solely on that party being the drafting party. A reference to an Article, Section, Schedule or Exhibit will mean an Article or Section in, or an Exhibit or Schedule to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. Where the context permits, the word “including” shall mean “including without limitation” or words to that effect. For the purposes of such construction, this Agreement will be considered as a whole.

Section 6.9 Absence of Third Party Beneficiary Rights.

No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights.

Section 6.10 Entire Agreement.

This Agreement, the Buyer Ancillary Agreements, the Seller Ancillary Agreements, and the Disclosure Schedules and the exhibits hereto and thereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

Section 6.11 Expenses.

Whether or not the transactions contemplated hereby shall be consummated, the parties agree as follows: (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, representatives, accountants, and legal counsel incurred in connection with the subject matter hereof and any amendments hereto; and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, representatives, accountants and legal counsel incurred in connection with the subject matter hereof and any amendments hereto.

Furthermore, the Buyer agrees to cover the costs of conducting any financial audits of the Business or Acquired Assets and Assumed Liabilities, as needed.

39

Section 6.12 Fees and Costs.

In the event a party elects to incur legal expenses to enforce or interpret any provision of this Agreement by judicial proceedings, the prevailing party will be entitled to recover such legal expenses, including, without limitation, reasonable attorneys’ fees, costs, and necessary disbursements at all court levels, in addition to any other relief to which such party shall be entitled.

Section 6.13 Dispute Resolution.

Except as otherwise specifically provided herein, all disputes, controversies, claims or differences that may arise between the parties hereto out of or in relation to this Agreement (including questions as to whether a matter is governed by this arbitration provision) shall be settled solely and exclusively by binding arbitration (if good faith negotiations between the parties do not resolve such dispute, controversy, claim or difference within sixty (60) days after notice of the dispute is received) conducted by and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All hearings and proceedings regarding arbitration shall take place in New York, before a single arbitrator acceptable to both parties and shall be closed to the public and be confidential. Such arbitrator shall have at least ten years of experience in mergers and acquisitions law. The costs and fees of the arbitration, including attorneys’ fees of the parties, shall be borne equally by Seller on one hand and Buyer on the other hand. The award rendered by the arbitrator shall be final and binding upon the parties. Judgment on the award may be entered in accordance with applicable law in any court having jurisdiction thereof. Nothing herein shall bar either party from obtaining injunctive relief against threatened conduct that will cause loss or damages under rules of equity.

[Remainder of page intentionally left blank; signature page follows]

40

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

BUYER:

CYCURION, INC.

By:	/s/ L. Kevin Kelly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

SELLER:

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chief Executive Officer

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

(attached)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of June [ ], 2026, is entered into by and between Kustom Entertainment, Inc., a Nevada corporation with its principal office located at 6366 College Boulevard, Overland Park, Kansas (“Kustom”), and Cycurion, Inc., a Delaware corporation with its principal office located at 1640 Boro Place, Suite 420C, McLean, Virginia (“Cycurion” and, together with Kustom, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

RECITALS

WHEREAS, on or around June 24, 2026, the Parties entered into that certain Asset Purchase Agreement, attached hereto as Schedule A (the “Asset Purchase Agreement”), pursuant to which Cycurion agreed to purchase certain assets of Kustom identified therein and further described on Schedule B attached hereto (collectively, the “Assigned Assets”); and

WHEREAS, as consideration for the purchase of the Assigned Assets, the Parties have agreed that Cycurion shall provide consideration pursuant to the Asset Purchase Agreement, including $1,250,000 of cash at Closing, a Secured Promissory Note in the original principal amount of $4,250,000.00, potential contingent Earnout consideration, and certain warrants to purchase shares of common stock of Cycurion, all subject to the terms and conditions of the Asset Purchase Agreement; and

WHEREAS, the Parties desire to effect the assignment, transfer, conveyance, and assumption of certain assets and liabilities in accordance with the terms of this Agreement and the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Assignment of Physical Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the physical assets identified on Schedule B.

2. Assignment of Intellectual Property Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the intellectual property assets identified on Schedule B, including any related trademarks, copyrights, patents, trade secrets, goodwill, and associated rights expressly included therein.

3. Assignment of Contracts and Other Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the leases, contracts, accounts, customer relationships, vendor arrangements, and other assets identified on Schedule B, to the extent assignable.

4. Assumption of Assumed Liabilities. Effective as of the Closing, Cycurion shall assume only those liabilities and obligations expressly identified as “Assumed Liabilities” in the Asset Purchase Agreement. Except for the Assumed Liabilities expressly assumed pursuant to the Asset Purchase Agreement, Cycurion shall not assume, and expressly disclaims, any liabilities or obligations of Kustom or relating to the Assigned Assets, whether known or unknown, fixed or contingent, accrued or unaccrued, or arising before, on, or after the Closing Date.

5. Limited Assignment; No Additional Rights. Upon consummation of the transactions contemplated hereby, Cycurion shall acquire only those rights, titles, interests, and assets expressly conveyed pursuant to this Agreement and the Asset Purchase Agreement. Nothing herein shall be construed as assigning or transferring any assets, rights, or properties constituting Excluded Assets under the Asset Purchase Agreement.

6. Further Assurances. Following the Closing, Kustom shall execute and deliver such further instruments of assignment, transfer, conveyance, and assumption, and take such additional actions, as Cycurion may reasonably request to evidence, perfect, maintain, or enforce Cycurion’s rights in and to the Assigned Assets and Assumed Liabilities.

7. No Expansion of Representations or Warranties. This Agreement is subject in all respects to the terms, limitations, disclaimers, and provisions of the Asset Purchase Agreement. Except as expressly set forth in the Asset Purchase Agreement, Kustom makes no representation or warranty, express or implied, with respect to the Assigned Assets or Assumed Liabilities.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of June [    ], 2026.

KUSTOM ENTERTAINMENT, INC

By:
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer & Chairman

CYCURION, INC

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Assignment and Assumption Agreement]

Schedule A

[Asset Purchase Agreement]

Schedule B

[Assigned Assets]

Exhibit B

FORM OF INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

(attached)

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”), dated as of June 24, 2026, is entered into by and between Kustom Entertainment, Inc., a Nevada corporation with its principal office located at 6366 College Boulevard, Overland Park, Kansas (“Kustom”), and Cycurion, Inc., a Delaware corporation with its principal office located at 1640 Boro Place, Suite 420C, McLean, Virginia (“Cycurion”) (collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

RECITALS

WHEREAS, on or around June 24, 2026, the Parties entered into that certain Asset Purchase Agreement, attached hereto as Schedule A (the “Asset Purchase Agreement”), pursuant to which Cycurion agreed to purchase certain assets of Kustom identified therein and further described on Schedule B attached hereto (collectively, the “Assigned Assets”); and

WHEREAS, as partial consideration for the purchase of the Assigned Assets, the Parties have agreed that CYCU shall provide consideration pursuant to the Asset Purchase Agreement, including $1,250,000 in cash at Closing, a Secured Promissory Note in the original principal amount of $4,250,000.00, potential contingent Earnout consideration, and certain warrants to purchase shares of common stock of CYCU, all subject to the terms and conditions of the Asset Purchase Agreement and the related transaction documents; and

WHEREAS, the Parties desire to effect the assignment, transfer, conveyance, and delivery of certain intellectual property and related assets in accordance with the terms of this Agreement and the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Assignment of Intellectual Property Assets. Subject to the terms and conditions of the Asset Purchase Agreement, Kustom hereby assigns, transfers, conveys, and delivers to Cycurion all of Kustom’s right, title, and interest in and to the intellectual property assets identified on Schedule C, including, to the extent set forth therein, all associated goodwill, rights to sue for past, present, and future infringement, and all registrations, applications, renewals, and proceeds related thereto.

2. Assumption of Rights. Upon the Closing and the effectiveness of the assignments contemplated hereby, Cycurion shall acquire only those rights, titles, and interests in and to the Assigned Assets expressly conveyed pursuant to this Agreement and the Asset Purchase Agreement. Except as expressly set forth in the Asset Purchase Agreement, Cycurion shall not assume or be deemed to assume any liabilities or obligations of Kustom or relating to the Assigned Assets.

3. Further Assurances. Following the Closing, Kustom shall execute and deliver such additional documents and instruments, and take such further actions, as Cycurion may reasonably request to evidence, perfect, record, or enforce Cycurion’s ownership rights in the Assigned Assets.

4. No Additional Representations. Except as expressly set forth in the Asset Purchase Agreement or herein, Kustom makes no representation or warranty, express or implied, with respect to the Assigned Assets, and all such Assigned Assets are transferred subject to the terms, limitations, and disclaimers contained in the Asset Purchase Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of June [    ], 2026.

KUSTOM ENTERTAINMENT, INC

By:
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer & Chairman

CYCURION, INC

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Intellectual Property Assignment Agreement]

Schedule A

[Asset Purchase Agreement]

Schedule B

[Assigned Assets]

Schedule C

[Assignment of Certain Intellectual Patents, Copyright and Trademark Assets]

Schedule B

Exhibit C

FORM OF BILL OF SALE

(attached)

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is executed and delivered as of June [    ], 2026 by Kustom Entertainment, Inc., a Nevada corporation(“Seller”) in favor of Cycurion, Inc., a Delaware corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, dated June 24, 2026, by and between Buyer and Seller (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WITNESSETH:

WHEREAS, Seller has agreed to sell, transfer and assign to Buyer the Acquired Assets pursuant to the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the considerations provided in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, transfer, assign, convey and deliver to Buyer, and its successors and assigns, all of Seller’s right, title and interest as of the Closing in and to the Acquired Assets:

TO HAVE AND TO HOLD all the Acquired Assets unto Buyer for its own use forever, free and clear of all Liens.

1. Seller hereby constitutes and appoints Buyer as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s name and stead, solely to demand, collect, and receive the Acquired Assets and to give receipts and releases with respect thereto, and to institute and prosecute, in Seller’s name or otherwise, such proceedings as Buyer reasonably deems necessary to effectuate the transfer to, or the collection or reduction to possession of, the Acquired Assets, in each case at Buyer’s sole expense and for Buyer’s benefit. The foregoing power of attorney is coupled with an interest and shall be irrevocable solely to the extent necessary to enforce Buyer’s rights in the Acquired Assets.

2. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Purchase Agreement. To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern.

3. This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

4. Buyer does not assume, and shall not be deemed to assume, any liabilities of Seller except as expressly set forth in the Purchase Agreement. Without limiting the foregoing, Buyer shall not assume any liabilities relating to the Excluded Assets.

5. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement.

6. This Bill of Sale may be amended, supplemented or otherwise modified only by a written instrument executed by Seller and Buyer.

7. This Bill of Sale shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.

8. This Bill of Sale may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Bill of Sale as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party. This Bill of Sale, to the extent signed and delivered by means of electronic transmission (including email of .pdf files or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be treated in all manner and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

9. This Bill of Sale is intended solely to evidence the transfer of the Acquired Assets and shall not operate as an assignment of any contract, claim, or right that is not assignable without consent unless such consent has been obtained.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has duly executed this Bill of Sale as of the date first written above.

KUSTOM ENTERTAINMENT, INC.

By:
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Bill of Sale]

Exhibit D

FORM OF

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

(attached)

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”), dated as of this [  ] day of June, 2026 (the “Effective Date”), by and between Cycurion, Inc., a Delaware corporation (the “Buyer”), and Kustom Entertainment, Inc., a Nevada corporation (the “Restricted Party” or “Seller”). Each of Buyer and Restricted Party is sometimes referred to herein as a “Party”, and collectively, as the “Parties”. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated June 24, 2026, by and among Buyer and Seller, Buyer is acquiring from Seller certain assets of Seller (the “Asset Purchase”); and

WHEREAS, in connection with the Asset Purchase and to induce Buyer to enter into the Purchase Agreement and consummate the transactions contemplated thereby, Restricted Party has agreed to a restriction on its right to engage in activities competitive with any business that involves owning and operating mobile video surveillance technologies, including body-worn cameras, in-car video systems and digital evidence management solutions for law enforcement, public safety and commercial sectors (the “Business”).

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Non-Competition Covenants.

Commencing on the Effective Date and continuing through the third (3rd) anniversary thereof (the “Restricted Period”), Restricted Party shall not, and shall cause its Affiliates not to, directly or indirectly, for its own account or jointly with another, or for or on behalf of any other Person, as principal, agent, consultant, employee, lender, investor, or otherwise, own, manage, operate, control, participate in, provide services to, or otherwise engage in any business or activity that competes with the Business as conducted as of the Closing or as contemplated to be conducted by Buyer following the Closing. Without limiting the foregoing, Restricted Party shall not, during the Restricted Period, directly or indirectly use, disclose, or exploit any confidential information, trade secrets, customer relationships, goodwill, or other proprietary information included in the Acquired Assets in connection with any competing business. Restricted Party and its Affiliates may not (a) own, directly or indirectly any of the outstanding equity securities of any entity engaged in a business that competes with the Business, and (b) engage in any business activities expressly identified as Excluded Assets or otherwise retained by Seller under the Purchase Agreement, or use any confidential or proprietary information included in the Acquired Assets. The Parties acknowledge and agree that the scope of the restrictions set forth herein is intended to protect the goodwill, value, and competitive position of the Business acquired by Buyer pursuant to the Purchase Agreement.

2. Reasonableness of Restrictions.

Restricted Party acknowledges and agrees that the covenants contained in Section 1 with respect to non-competition are reasonable in scope, geographic application and duration, in view of the economic bargain between Buyer and Seller, and that the provisions of Section 1 are both necessary and reasonable for the protection of Buyer, including, without limitation, with respect to the protection of its trade secrets, goodwill and proprietary and confidential information.

3. Non-Disparagement.

During the Restricted Period, Restricted Party shall not, and shall cause its Affiliates not to, make any statement that is disparaging or defamatory to Buyer or its business. Notwithstanding the foregoing, the Restricted Party shall be permitted to (a) testify truthfully in any judicial or legal action, (b) exercise protected rights to the extent such rights cannot be waived by agreement, (c) enforce rights under Purchase Agreement or this Agreement, and (d) comply with any applicable subpoena, Law or Order of a governmental authority.

4. Non-Solicitation Covenant.

Restricted Party agrees that during the Restricted Period, it shall not, and shall cause its Affiliates not to, directly or indirectly, for its own account or jointly with another, or for or on behalf of any other Person, as principal, agent or otherwise:

a. solicit, induce or cause (or in any manner attempt to do the same) any Person employed or engaged by the Business to leave such employment or engagement, whether or not such employment or engagement is pursuant to a written contract or otherwise, or hire or engage any such Person (other than through general employment opportunity solicitations); or

b. solicit, induce or encourage, or attempt to solicit, induce or encourage, any Person who is a client, customer or vendor of the Business during the Restricted Period or who was a client, customer or vendor during the eighteen (18) month period immediately prior to the expiration of the Restricted Period, in each case, to cease, diminish or not commence doing business with the Business.

5. Effect of Breaches.

It is intended that the obligation of Restricted Party to perform the terms of this Agreement is unconditional, and does not depend on the performance or non-performance of any terms, duties or obligations not specifically recited in this Agreement.

6. Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The Parties agree to use their best efforts to reformulate any such unenforceable provision to a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision. The Parties further agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of this Agreement will have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified.

7. Transferability.

The rights and obligations of Buyer hereunder may be transferred to its successors and assigns, including but not limited to the purchaser of a substantial portion of Buyer’s assets or the Business. Restricted Party may not transfer or assign its rights or obligations under this Agreement.

8. Counterparts.

This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Delivery of an executed signature page by facsimile transmission or electronic transmission shall be effective as delivery of a manually executed counterpart.

9. Choice of Law.

All questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of New York.

10. Remedies.

Each of the Parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that (a) a breach by Restricted Party of any term or provision of this Agreement will materially and irreparably harm Buyer, (b) money damages will accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Restricted Party, and (c) Buyer, in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

RESTRICTED PARTY:

KUSTOM ENTERTAINMENT, INC.

By:
Name:	Stanton E. Ross
Title:	President, Chief Executive Officer and Chairman

[Signature Page to Non-Competition and Non-Solicitation Agreement]

Exhibit E

FORM OF Key EMPLOYMENT AGREEMENT

Exhibit F

FORM OF Essential EMPLOYMENT AGREEMENT

EXHIBIT G

FORM OF CONTRACTOR AGREEMENT

EXHIBIT H

SHARED Services Agreement

EXHIBIT I

FORM OF SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

(attached)

SECURED PROMISSORY NOTE

Principal: $4,250,000.00	Dated: June [ ], 2026

FOR VALUE RECEIVED, Cycurion Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of Kustom Entertainment, Inc., a Nevada corporation (“Lender”), the principal sum of Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00) (the “Principal”), together with interest on the outstanding Principal at a fixed rate of seven percent (7.00%) per annum (the “Interest Rate”), in accordance with the terms of this Secured Promissory Note (this “Note”).

1. Definitions.

For purposes of this Note, the following terms shall have the meanings set forth below:

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of June 24, 2026, by and between Borrower and Lender.

“Acquired Assets” shall have the meaning assigned to it in the Asset Purchase Agreement.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in the State of New York are authorized or required by law to close.

“Collateral” has the meaning set forth in Section 4(a) and shall be limited to the assets of the Acquired Assets conveyed pursuant to the Asset Purchase Agreement.

“Event of Default” has the meaning set forth in Section 5(a).

“Interest Rate” means seven percent (7.00%) per annum.

“Lender” means Kustom Entertainment, Inc., a Nevada corporation, and its permitted successors and assigns.

“Note” means this Secured Promissory Note, as amended, restated, supplemented, or otherwise modified from time to time.

“Obligations” means all present and future obligations of the Borrower under this Note, including without limitation all amounts of Principal, interest, and any other sums payable hereunder.

“Permitted Liens” means (i) liens for taxes not yet due, (ii) statutory liens arising in the ordinary course of business, and (iii) liens consented to in writing by Lender.

“Principal” means the original principal amount of $4,250,000.00, as reduced from time to time pursuant to payments made hereunder.

“Default Period” means the period commencing on the occurrence of an Event of Default and continuing until such Event of Default has been cured or waived in writing by Lender.

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2. Payments.

(a) Amortization. The Borrower shall repay the Principal and accrued interest in thirty (30) consecutive monthly installments of $154,835.60 each beginning February 15, 2027

(b) Interest Only Payments. The Borrower will make interest-only payments for the first six (6) months beginning August 15, 2026, whereby the unpaid portion of the principal will accrue to the outstanding balance of the note.

(c) Commencement. Payments shall begin on August 15, 2026, and continue on the same day of each succeeding month until paid in full.

(d) Application of Payments. Each payment shall be applied first to accrued but unpaid interest, and thereafter to Principal.

(e) Business Day Adjustment. If any payment date falls on a day other than a Business Day, such payment shall be due on the next succeeding Business Day.

(f) No Setoff. All payments shall be made without setoff, deduction, or counterclaim.

(g) Interest Calculation. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and shall accrue for the actual number of days elapsed.

(h) Method of Payment. All payments shall be made in lawful money of the United States by wire transfer of immediately available funds or such other method as Lender may reasonably designate in writing.

3. Prepayment.

(a) Voluntary Prepayment. The Borrower may prepay this Note, in whole or in part, at any time without premium or penalty.

(b) Prepayment Discount. Notwithstanding the foregoing, if the Borrower elects to prepay this Note in full, the following principal reductions shall apply:

(i) 0–6 Months: Principal shall be reduced by $1,250,000, as applied to the outstanding Principal balance at the time of prepayment, net of all prior principal payments made.

(ii) 6–12 Months: Principal shall be reduced by $500,000, as applied to the outstanding Principal balance at the time of prepayment, net of all prior principal payments made.

(iii) After 12 Months: No reduction applies.

(c) Clarification. Any reduction shall apply only to the then-outstanding Principal balance and shall not result in any payment by Lender to Borrower.

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4. Security and Collateral.

(a) Grant of Security Interest. As security for the full and punctual payment and performance of all obligations under this Note (the “Obligations”), Borrower hereby grants to Lender a security interest in all right, title, and interest of Borrower in and to the assets comprising the Acquired Assets conveyed pursuant to that certain Asset Purchase Agreement dated June 24, 2026 (collectively, the “Collateral”).

(b) No Expansion of Collateral. The Collateral shall be limited solely to the assets expressly conveyed under the Asset Purchase Agreement and shall not include any other assets of Borrower.

(c) Perfection. Lender may file UCC-1 financing statements solely with respect to the Collateral. Borrower shall reasonably cooperate in such filings.

(d) Priority. Lender’s security interest shall be first priority solely with respect to the Collateral, subject only to Permitted Liens.

5. Events of Default and Acceleration.

(a) Event of Default. Each of the following shall constitute an “Event of Default”:

(i) failure to pay any installment within fifteen (15) days after its due date;

(ii) material breach of this Note that remains uncured for thirty (30) days after written notice;

(iii) insolvency, bankruptcy filing, or assignment for benefit of creditors; or

(iv) sale or disposition of all or substantially all of the Collateral outside the ordinary course without Lender consent.

(b) Default Interest. During the Default Period, interest shall accrue at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law.

(c) Acceleration. Upon an Event of Default that remains uncured, Lender may declare all outstanding Principal and accrued interest immediately due and payable.

(d) Exclusive Remedies. Lender’s remedies shall be limited to enforcement against the Collateral and payment obligations under this Note.

(e) Collection Costs. Borrower shall pay reasonable and documented out-of-pocket collection costs, including reasonable attorneys’ fees, actually incurred by Lender.

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6. Notices.

All notices, requests, demands, and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given: (a) when delivered by hand; (b) one (1) business day after being sent by a nationally recognized overnight courier; or (c) three (3) business days after being mailed by certified or registered mail and email, return receipt requested, to the following addresses:

If to Borrower:	Cycurion, Inc.
1640 Boro Place, Suite 420C McLean, VA 22102 E-mail: Attention: L. Kevin Kelly, Chief Executive Officer

with a copy to:	Seward & Kissel LLP
One Battery Park Plaza New York, NY 10004 E-mail: Attention: Keith J. Billotti, Esq.

If to Lender:	Kustom Entertainment, Inc.
6366 College Blvd Overland Park, KS 66211 Email: Attention: Stanton E. Ross, Chairman, President and Chief Executive Officer

with a copy to:	Sullivan & Worcester LLP
1251 Avenue of the Americas New York, NY 10020 (212) 660-3060 Email: Attention:

Either party may change its address for notices by providing written notice to the other party in accordance with this Section.

7. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

8. Limitation of Liability.

Notwithstanding anything herein to the contrary, Lender agrees that its recourse shall be limited solely to the Collateral and the Borrower, and no officer, director, or affiliate shall have any personal liability.

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9. Waiver of Consequential Damages.

In no event shall Borrower be liable for any indirect, incidental, special or consequential damages.

10. Amendment.

This Note may be amended only by a written agreement signed by both Borrower and Lender.

11. Assignment.

Lender may not assign this Note without the prior written consent of Borrower, not to be unreasonably withheld.

12. Confidentiality.

Lender agrees to keep the terms of this Note and related transactions confidential, except as required by law.

13. Entire Agreement.

This Note, together with the Asset Purchase Agreement, constitutes the entire agreement between the parties.

14. Counterparts; Electronic Signatures.

This Note may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Borrower and Lender hereto have caused this Note to be duly executed on the day and year first above written.

BORROWER:

CYCURION, INC.

By:
L. Kevin Kelly
Chairman and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

LENDER:

KUSTOM ENTERTAINMENT, INC.

By:
Stanton E. Ross
Chairman, President and Chief Executive Officer

[Signature Page to Secured Promissory Note]

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EXHIBIT J

form of security agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June [   ], 2026 (this “Agreement”), is between Cycurion, Inc., a Delaware corporation (the “Company”), and Kustom Entertainment, Inc., a Nevada corporation, as the holder of certain of the Company’s obligations currently in its favor (“Kustom Entertainment”), and memorializes and ratifies the Company’s agreement to grant a security interest solely in the collateral described herein to Kustom Entertainment and its endorsees, transferees, and assigns regarding the such obligations (collectively, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Company issued to the Secured Party a Secured Promissory Note, dated June [   ], 2026, in the original principal amount of up to $4,250,000.00 subject to the terms and conditions set forth therein (the “Note”);

WHEREAS, originally when the Note was sold and issued and in order to induce the Secured Party to extend the loan(s) evidenced by the Note, the Company agreed to execute and deliver to the Secured Party an agreement containing all of the terms and conditions of this Agreement, which therein would grant to the Secured Party a security interest in certain property of the Company to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Note.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the “Acquired Assets” (as defined in the Asset Purchase Agreement), together with all products and proceeds thereof, in each case whether now existing or hereafter arising. The Collateral shall be limited solely to the Acquired Assets and shall not include (i) any other assets, properties, or rights of the Company not acquired pursuant to the Asset Purchase Agreement, (ii) any equity interests of the Company or any of its affiliates, or (iii) any assets of the Company unrelated to the Acquired Assets. Notwithstanding anything to the contrary, the Collateral shall not include any assets, claims or rights set forth on Schedule I (Excluded Litigation and Retained Claims).

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

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(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) “Liens” means a lien, charge, pledge, security interest, encumbrance, and right of first refusal, preemptive right, or other restriction.

(d) “Majority in Interest” means, at any time of determination, the majority in interest (based on then-outstanding principal amounts of the Note at the time of such determination) of the Secured Party.

(e) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent (as that term is defined below) may reasonably request.

(f) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Secured Party, including, without limitation, all obligations under this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Note and the loan(s) extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Note, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

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(g) “Organizational Documents” means with respect to the Company, the documents by which the Company was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Company (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(h) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement; and

(vi) Any other Liens in favor of the Secured Party.

(i) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j) “Pledged Interests” means the ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral.

(l) “UCC” means the Uniform Commercial Code of the State of Delaware and or any other applicable law of any state or states that have jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

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2. Grant of Security Interest in Collateral. As an inducement for the Secured Party to extend the loan(s) as evidenced by the Note and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, the Company hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Party a perfected, first priority security interest (subject only to Permitted Liens and any liens permitted under the Note or Asset Purchase Agreement) in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. The Company shall deliver to the Secured Party or its agent such instruments or other items constituting Collateral only to the extent required under applicable law to perfect the Secured Party’s security interest therein. For the avoidance of doubt, (a) the Company shall not be required to deliver possession of equipment, inventory, books and records, or other operational assets in the ordinary course of business, and (b) except upon the occurrence and during the continuance of an Event of Default, the Company shall retain possession and control of the Collateral and shall be entitled to use, operate, and dispose of such Collateral in accordance with the terms of this Agreement, the Note, and the Asset Purchase Agreement. Any delivery of Collateral pursuant to this Section shall be made together with such endorsements or instruments of assignment as are reasonably necessary to effectuate such delivery and perfection, in form and substance reasonably acceptable to the Company and the Secured Party.

4. Representations, Warranties, Covenants, and Agreements of the Company. Except as set forth under the corresponding section of the disclosure schedules delivered to the Secured Party concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, the Company represents and warrants to, and covenants and agrees with, the Secured Party as follows:

(a) The Company has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Company has no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, the Company is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent, or processor.

(c) Except as set forth on Schedule B attached hereto, the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights, or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, Permitted Liens, and liens permitted under the Note or Asset Purchase Agreement, as long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement). For the avoidance of doubt, the Collateral does not include any assets or claims retained by Seller and listed on Schedule I.

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(d) No written claim has been received that any Collateral or the Company’s use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator, or other governmental authority.

(e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Party a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, securing the payment and performance of the Obligations. Upon the filing of UCC financing statements as contemplated herein, such security interest shall be perfected to the extent required under applicable law. Except for the filing of UCC financing statements, no additional actions shall be required to create, perfect, or maintain the Security Interests, except to the extent reasonably requested by the Secured Party and consistent with market practice for similarly situated transactions. Without limiting the foregoing, the Company shall not be required to (i) enter into deposit account control agreements, (ii) deliver control agreements with respect to investment property, or (iii) record security interests with respect to Intellectual Property, in each case unless otherwise agreed in writing.

(g) The Company hereby authorizes the Agent to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

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(i) [Reserved].

(j) [Reserved].

(k) The Company shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Party until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. The Company hereby agrees to defend the same against the claims of any and all persons and entities. The Company shall safeguard and protect all Collateral for the account of the Secured Party. At the request of the Agent, the Company will sign and deliver to the Agent on behalf of the Secured Party at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes, and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and the Company shall obtain and furnish to the Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) The Company will not transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by the Company in its ordinary course of business, sales of inventory by the Company in its ordinary course of business and the replacement of worn-out or obsolete equipment by the Company in its ordinary course of business) without the prior written consent of a Majority in Interest, except for dispositions in the ordinary course of business or as permitted under the Note or Asset Purchase Agreement.

(m) The Company shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) The Company shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. The Company shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the Agent, that (a) the Agent will be named as lender loss payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Agent and such cancellation or change shall not be effective as to the Agent for at least thirty (30) days after receipt by the Agent of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Agent will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable The Company to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable The Company; provided, however, that payments received by the Company after an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences shall be paid to the Agent on behalf of the Secured Party and, if received by the Company, shall be held in trust for the Secured Party and immediately paid over to the Agent unless otherwise directed in writing by the Agent. Copies of such policies or the related certificates, in each case, naming the Agent as lender loss payee and additional insured shall be delivered to the Agent at least annually and at the time any new policy of insurance is issued.

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(o) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’ security interest, through the Agent, therein.

(p) The Company shall promptly execute and deliver to the Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Agent may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Party’ security interest in the Collateral including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to the Company’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Party have been granted a security interest hereunder, substantially in a form reasonably acceptable to the Agent, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Upon reasonable prior notice (so long as no Event of Default has occurred or continuing, which in either such event, no prior notice is required), the Company shall permit the Agent and its representatives and agents to inspect the Collateral no more than once per year (unless an Event of Default exists) during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Agent from time to time.

(r) The Company shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce, and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) The Company shall promptly notify the Secured Party in sufficient detail upon becoming aware of any attachment, garnishment, execution, or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Party hereunder.

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(t) All information heretofore, herein or hereafter supplied to the Secured Party by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Company shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) The Company will not change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days prior written notice to the Secured Party of such change and, at the time of such written notification, the Company provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, the Company may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Agent which shall not be unreasonably withheld.

(x) [Reserved].

(y) The Company was organized and remains organized solely under the laws of the state set forth next to the Company’s name in Schedule D attached hereto, which Schedule D sets forth the Company’s organizational identification number or, if the Company does not have one, states that one does not exist.

(z) (i) The actual name of the Company is the name set forth in Schedule D attached hereto; (ii) the Company has no other trade names except as set forth on Schedule E attached hereto; (iii) the Company has not used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into the Company or been acquired by the Company within the past five years except as set forth on Schedule E.

(aa) [Reserved].

(bb) The Company, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) [Reserved].

(dd) [Reserved].

(ee) [Reserved].

(ff) To the extent that any Collateral is in the possession of any third party, the applicable The Company shall join with the Agent in notifying such third party of the Secured Party’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Agent.

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(gg) [Reserved].

(hh) The Company shall immediately provide written notice to the Secured Party of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Agent an assignment of claims for such accounts and cooperate with the Agent in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) [Reserved].

(jj) Without limiting the generality of the other obligations of the Company hereunder, the Company shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(kk) The Company will from time to time, at the joint and several expense of the Company, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(ll) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned, directly or indirectly, by the Company as of the date hereof. Schedule F lists all material licenses in favor of the Company for the use of any patents, trademarks, copyrights, and domain names as of the date hereof. All material patents and trademarks of the Company have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Company have been duly recorded at the United States Copyright Office.

(mm) Except as set forth on Schedule G attached hereto, none of the Company or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state, or local statute or rule in respect of such Collateral.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by The Company that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which the Company is subject or to which the Company is party.

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6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note) under the Note;

(b) Any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(c) The failure by the Company to observe or perform any of its obligations hereunder for thirty (30) days after delivery to the Company of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure same in a timely fashion; or

(d) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Note or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Party and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Party, pro-rata in proportion to their respective then-currently outstanding principal amount of the Note for application to the satisfaction of the Obligations (and if the Note is not outstanding, pro-rata in proportion to the initial purchases of the Note).

8. Rights and Remedies Upon Default.

(a) Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party, acting through the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Note, and the Secured Party shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of the Secured Party, shall have the following rights and powers:

(i) The Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company’s premises or elsewhere, and make available to the Agent, without rent, all of the Company’s respective premises and facilities for the purpose of the Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

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(ii) Upon notice to the Company by Agent, all rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of the Company to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of Agent, to exercise in such Agent’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or the Company or any of its direct or indirect subsidiaries.

(iii) The Agent shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Agent, for the benefit of the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

(iv) The Agent shall have the right (but not the obligation) to notify any account the Company and any obligors under instruments or accounts to make payments directly to the Agent, on behalf of the Secured Party, and to enforce the Company’ rights against such account the Company and obligors.

(v) The Agent, for the benefit of the Secured Party, may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Agent, on behalf of the Secured Party, or its designee.

(vi) The Agent may (but is not obligated to) transfer any or all Intellectual Property registered in the name of the Company at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Party or any designee or any purchaser of any Collateral.

(b) The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser. In addition, the Company waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

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(c) For the purpose of enabling the Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, the Company hereby grants to the Agent, for the benefit of the Agent and the Secured Party, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Company) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by the Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied in the following order:

first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, second, to the reasonable attorneys’ fees and expenses incurred by the Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Party (based on then-outstanding principal amounts of the Note at the time of any such determination), and third, to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the applicable the Company any surplus proceeds.

The Secured Party’s recourse shall be limited solely to the Collateral and the Obligations, and the Secured Party shall have no right to seek or recover any deficiency judgment or other recourse against the Company, except to the extent expressly permitted under the Note. The Company shall not be liable for any deficiency remaining after application of proceeds from the Collateral. No interest in excess of the Interest Rate provided in the Note shall accrue on any alleged deficiency, and any provision to the contrary is hereby deleted.

To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Secured Party arising out of the repossession, removal, retention, or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. [Reserved].

11. Costs and Expenses. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses, subject to a cap to be agreed upon, absent an Event of Default, incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Agent is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security Interests therein. The Company will also, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Party, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent, for the benefit of the Secured Party, and the Secured Party may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Party under the Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Default Rate.

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12. Responsibility for Collateral. The Company assumes all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage, or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Agent nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) the Company shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by the Company thereunder. Neither the Agent nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Party and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Note or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other The Company; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Note or any other agreement entered into in connection with the foregoing; (c) any exchange, release or no perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Party to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Party shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Party hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Party, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Party to proceed against any other person or entity or to apply any Collateral which the Secured Party may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

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14. Term of Agreement. This Agreement and the Security Interests shall terminate on the date on which all payments under the Note have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement (including, without limitation, Annex B hereto) shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) The Company authorizes the Agent, and does hereby make, constitute and appoint the Agent and its officers, agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against the Company, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Agent, and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Note all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Secured Party is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

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(b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Agent, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed given (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private overnight courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or other electronic transmission, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day, or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Company:	Cycurion, Inc.
1640 Boro Place, Suite 420C McLean, VA 22102 E-mail: Attention: L. Kevin Kelly, Chief Executive Officer

with a copy to:	Seward & Kissel LLP
One Battery Park Plaza New York, NY 10004 E-mail: Attention: Keith J. Billotti, Esq.

If to the Secured Parties:	Kustom Entertainment, Inc.
6366 College Blvd
Overland Park, KS 66211 Email: Attention: Stanton E. Ross, Chairman, President and Chief Executive Officer

with a copy to:	Sullivan & Worcester LLP
1251 Avenue of the Americas New York, NY 10020 (212) 660-3060 Email: Attention:

or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation, or other entity, then the Agent shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party’ rights and remedies hereunder.

18. Appointment of Agent. The Secured Party hereby appoints itself to act as their agent (the “Agent”) for purposes of exercising any and all rights and remedies of the Secured Party hereunder. Such appointment shall continue until revoked in writing by a Majority-in-Interest, at which time a Majority in Interest shall appoint a new Agent, provided that the Agent may not be removed as Agent unless it consents thereto. For so long as there is only a single Secured Party, such Secured Party shall act as Agent. The Agent shall have the rights, responsibilities and immunities set forth in Annex B hereto.

19. Miscellaneous.

(a) No course of dealing between the Company and the Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power, or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

(b) All of the rights and remedies of the Secured Party with respect to the Collateral, whether established hereby or by the Note or by any other agreements, instruments, or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Secured Party or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

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(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Secured Party (other than by merger). Any Secured Party may assign any or all of its rights under this Agreement to any Person to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Party.”

(g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the state of New York. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the state of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) The Company shall solely be liable for the obligations of the Company to the Secured Party hereunder.

(k) The Company shall indemnify, reimburse and hold harmless the Agent and the Secured Party and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Note, or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Agent or any Secured Party to liability as a partner in the Company or any if its direct or indirect subsidiaries that is a partnership or as a member in the Company or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby represent that all such consents and approvals have been obtained.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

CYCURION, INC.

By:
L. Kevin Kelly
Chairman and Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:
Stanton E. Ross
Chairman, President and Chief Executive Officer

[Signature Page to Security Agreement]

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DISCLOSURE SCHEDULES

Security Agreement

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of June [   ], 2026 (the “Agreement”), by and between Cycurion, Inc., a Delaware corporation (the “Company”), and Kustom Entertainment, Inc., a Nevada corporation (“Kustom Entertainment”), as the holder a Secured Promissory Note dated June [   ], 2026, in the original principal amount of $4,250,000.00 (the “Note”), by virtue of the Company and the Secured Parties having entered into on June [   ], 2026, and Kustom Entertainment’s endorsees, transferees, and assigns (collectively, the “Secured Party”).

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Schedules Update - Video Solutions Asset Sale

Schedule A

Subsidiaries of the Company:

30

Schedule B

Ownership Interest to Collateral

31

Schedule C

Filing Jurisdictions – Delaware

32

Schedule D

Legal Names and Organizational Identification Numbers

33

Schedule E

Mergers and Acquisitions

34

Schedule F – Transferred Intellectual Property

35

Schedule G

The Company

36

Schedule H

Pledged Securities

NONE

37

Schedule I - Excluded Litigation and Retained Claims

38

ANNEX B

to

SECURITY AGREEMENT

THE AGENT

exhibit k

FORM OF WARRANT AGREEMENT

(attached)

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

CYCURION, INC.

Warrant Shares: 2,000,000 (two million)

Initial Exercise Date: The date on which the Registration Statement registering the resale of the Warrant Shares is declared effective by the SEC (capitalized terms used herein shall have the meanings assigned to them below).

THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK (the “Warrant”) certifies that, for value received, Kustom Entertainment, Inc., or its permitted assigns (the “Holder”), is entitled, upon the terms and subject to the conditions and limitations set forth herein, to subscribe for and purchase from Cycurion, Inc., a Delaware corporation (the “Company”), up to 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment as provided herein, the “Warrant Shares”). This Warrant shall become exercisable on the date (the “Initial Exercise Date”) that a registration statement registering the resale of the Warrant Shares on Form S-1 (or another appropriate form) (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) is declared effective by the SEC. This Warrant may be exercised at any time and from time to time beginning on the Initial Exercise Date and ending at 5:00 p.m. New York time on the date that is two (2) years following the Initial Exercise Date (the “Termination Date”), after which this Warrant shall automatically terminate and become null and void. The purchase price for each share of Common Stock issuable upon exercise of this Warrant shall equal the Exercise Price, as defined in Section 2(b) and Section 2(c).

This Warrant was issued pursuant to the terms and conditions of the Asset Purchase Agreement, dated June 24, 2026 (the “Asset Purchase Agreement”), by and among the Company and the purchasers signatory thereto.

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Day(s) comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the number of Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares purchasable hereunder and the Warrant has been exercised in full, at which time the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the Warrant Shares issuable in connection with the final Notice of Exercise are delivered by the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares purchasable hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder by the number of Warrant Shares equal to the applicable number of Warrant Shares purchased in connection with such partial exercise. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 9:00 a.m. (New York City time) on the Initial Exercise Date, which may be delivered at any time after the time of execution of the Asset Purchase Agreement, the Company agrees to deliver, or cause to be delivered, the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date, and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time will be less than the amount stated on the face hereof.

(b) Exercise Price. The Warrant Shares issuable upon exercise of this Warrant shall have a par value of $0.0001 per share. The exercise price for each Warrant Share (the “Exercise Price”) shall be $2.80, subject to adjustment as provided herein. The consideration for the issuance of this Warrant (other than the Exercise Price payable upon exercise) was previously paid to the Company pursuant to the Asset Purchase Agreement. Accordingly, upon any exercise of this Warrant, the Holder shall be required to pay only the Exercise Price for the Warrant Shares then being exercised. The Holder shall not be entitled to the return or refund of any portion of the consideration paid for this Warrant under any circumstance, including if this Warrant is not exercised prior to the Termination Date.

(c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price of this Warrant, as adjusted hereunder; and

(X)	=	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

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If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Notwithstanding anything to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

(d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to, or resale of, the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), and otherwise by physical delivery of a certificate (if such shares are certificated), registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after the delivery to the Company of the Notice of Exercise and (ii) the number of Trading Day(s) comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”), in each case subject to delivery of the aggregate Exercise Price to the Company (if applicable). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise. If the Company fails to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. Except in connection with an exercise on the Initial Exercise Date, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence satisfactory to the Company with respect to the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. As to any fraction of a Warrant Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election and in lieu of the issuance of such fractional Warrant Share, either (i) pay cash in an amount equal to such fraction multiplied by the Exercise Price or (ii) round up to the next whole Warrant Share.

vi. Charges, Taxes and Expenses. The issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, the Notice of Exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto and this Warrant shall be surrendered to the Company and, if any portion of this Warrant remains unexercised, a new Warrant in the form hereof shall be delivered to the assignee. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Warrant Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant remains unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to (but without duplication of) any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of shares of its Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) other than a dividend or other distribution of the type described in Section 3(a) above (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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(d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a transaction solely to change the domicile of the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share of Common Stock, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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(f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (other than a transaction solely to change the domicile of the Company), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(g) Delayed Delivery. Notwithstanding anything herein to the contrary, on the Termination Date, if the conditions of a cashless exercise are otherwise met, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c), and if the exercise of the Warrant pursuant to this sentence would be prevented by the application of the Beneficial Ownership Limitation, then such exercise shall be delayed until the soonest date or dates when such Warrant Shares may be permissibly be delivered without exceeding the Beneficial Ownership Limitation notwithstanding the prior occurrence of the Termination Date.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to the Holder’s appropriate compliance with the restrictive legend on this Warrant and to the provisions set forth in the Asset Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant or the remaining unexercised portion of this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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(b) New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of the Asset Purchase Agreement.

(e) Representation by Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

(f) Accredited Investor Status. The Holder represents and warrants to the Company that (i) it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act as of the date hereof, and (ii) it will be an “accredited investor” at the time of each exercise of this Warrant. The Holder understands that the Warrant and the Warrant Shares are being offered and sold in reliance on exemptions from registration under the Securities Act that depend, in part, upon the truth and accuracy of this representation. The Holder agrees to notify the Company promptly if any representation herein ceases to be true prior to any exercise of this Warrant.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant. For the avoidance of doubt, except as expressly set forth in this Warrant, in no event does this agreement result in the Company having an obligation to issue cash or other assets to the Holder.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

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(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares underlying this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued and delivered as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares underlying this Warrant, which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles. To the extent applicable, this Warrant shall also be subject to the provisions of the Asset Purchase Agreement.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and if the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Asset Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable and documented attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Asset Purchase Agreement.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any share of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

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EXHIBIT A

NOTICE OF EXERCISE

TO: CYCURION, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

If applicable, the Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933.

SIGNATURE OF HOLDER

Name of Investing Entity

Signature of Authorized Signatory of Investing Entity

Name of Authorized Signatory

Title of Authorized Signature

Date

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)

Phone Number

Email Address:

Dated:

Holder’s Signature

Holder’s Address

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EXHIBIT l

FORM OF REGISTRATION RIGHTS AGREEMENT

(attached)

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June [   ], 2026 (the “Execution Date”), is entered into by and between Cycurion, Inc., a corporation incorporated in the State of Delaware (the “Company”), and Kustom Entertainment, Inc, (together with its permitted assigns, “KUST”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Asset Purchase Agreement by and between the parties hereto, dated as June 24, 2026 (as amended, restated, supplemented, or otherwise modified from time to time, the “Asset Purchase Agreement”).

WHEREAS:

The Company and KUST have mutually agreed, upon the terms and subject to the conditions of an Asset Purchase Agreement and, to induce KUST to enter into the Asset Purchase Agreement and its affiliated Warrant Agreement, dated June [ ], 2026 (the “Warrant Agreement”), the Company has agreed to provide certain registration rights under the Securities Act of 1933 (the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and KUST hereby agree as follows:

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Person” means any individual or entity, including, but not limited to, any corporation, limited liability company, association, partnership, organization, business, individual, governmental or political subdivision thereof, or governmental agency.

b. “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing with the United States Securities and Exchange Commission (the “SEC”) of one or more registration statements of the Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a delayed and continuous basis (“Rule 415”), and the such registration statement(s) taking effect under the Securities Act .

c. “Registrable Securities” means all of the (i) shares of Common Stock which have been, or which may, from time to time be issued, including without limitation all of the shares of Common Stock which have been issued or will be issued to KUST under the Warrant Agreement, Asset Purchase Agreement (without regard to any limitation or restriction on exchange) and (iii) any and all shares of capital stock issued or issuable with respect to the foregoing securities as a result of any stock split, combination, stock dividend, recapitalization, exchange, or similar event or otherwise, without regard to any limitation on exchanges under the Asset Purchase Agreement.

d. “Registration Statement” means one or more registration statements of the Company on covering the resale of the Registrable Securities including the Initial Registration Statement and any New Registration Statement or Other Registration Statement (each as defined herein).

2. REGISTRATION.

a. Mandatory Registration. The Company shall, by the date that is sixty (60) calendar days following the Execution Date, file with the SEC an initial Registration Statement on Form S-1 or Form S-3 (to the extent the Company is eligible to use such form) covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations, and interpretations so as to permit the resale of such Registrable Securities by KUST, including, but not limited to, under Rule 415 at then-prevailing market prices (and not fixed prices) (the “Initial Registration Statement”). The Initial Registration Statement shall register only Registrable Securities. The Company shall use its reasonable best efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date, but in no event later than ninety (90) calendar days following the Execution Date.

b. Rule 424 Prospectus. In addition to the Initial Registration Statement, the Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, such prospectuses and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under each Registration Statement. KUST and its counsel shall have a reasonable opportunity to review and comment upon such prospectuses prior to its filing with the SEC, and the Company shall give due consideration to all such comments. KUST shall use its reasonable best efforts to comment upon any prospectus within two (2) business days from the date KUST receives the final pre-filing version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Initial Registration Statement or file a new Registration Statement (a “New Registration Statement”) so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2.e.) as soon as practicable, but in any event not later than ten (10) business days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415. The Company shall use its reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. In the event that any of the Registrable Securities are not included in the Initial Registration Statement, or have not been included in any New Registration Statement, and the Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8, or with respect to other employee related plans or rights offerings), then the Company shall use its reasonable best efforts to also include in such other registration statement such Registrable Securities that have not been previously Registered (such other registration statement that Registers Registrable Securities, an “Other Registration Statement”).

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d. Effectiveness. KUST and its counsel shall have a reasonable opportunity to review and comment upon any Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. KUST shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its reasonable best efforts to keep all Registration Statements effective, including, but not limited to, pursuant to Rule 415 and available for the resale by KUST of all of the Registrable Securities covered thereby at all times until the earlier of:

(i) the date as of which KUST may sell all of the Registrable Securities without any restrictions (including without volume or manner-of-sale restrictions) under Rule 144 or any other similar rule or regulation of the SEC (“Rule 144”); and

(ii) the date on which KUST shall have sold all the Registrable Securities covered thereby and no Registrable Securities remain issuable under the Asset Purchase Agreement (the “Registration Period”).

In the event that any Registration Statement filed hereunder is no longer effective and Rule 144 is available for sales of the Registrable Securities, the Company shall provide an opinion upon request of KUST that KUST may sell any such Registrable Securities held by KUST pursuant to Rule 144 with all costs related to such opinion to be borne by the Company. Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

e. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become or remain effective and be used for resales by KUST under Rule 415 at then-prevailing market prices (and not fixed prices), or, if after the filing of the Initial Registration Statement with the SEC pursuant to Section 2.a., the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, delayed, or denied of KUST and its legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2.c. until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectuses contained therein are available for use by KUST. Notwithstanding any provision herein or in the Asset Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to KUST’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2.e.. Notwithstanding the foregoing, the Company shall not be responsible for any delays in effectiveness caused by the SEC or the Staff.

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f. Liquidated Damages. If: (i) the Initial Registration Statement is not filed in accordance with Section 2(a) above (if the Company files the Initial Registration Statement without affording KUST the opportunity to review (and, with respect to disclosure on KUST, to comment) on the same as required by Section 3(b) herein, the Company shall be deemed to have not satisfied this clause (i)), or (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the SEC in accordance with Section 2.a. above, or (iv) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or KUST is otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than thirty (30) consecutive calendar days or more than an aggregate of forty five (45) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such thirty (30) or forty five (45) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights KUST may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured or, if earlier, the Company shall pay to KUST an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 0.0025 multiplied by the Maximum Commitment Amount; provided, however, that the Company shall not be required to make any payments with respect to Registrable Securities which may be freely tradable pursuant to Rule 144 or any other exemption from registration under the Securities Act. The parties agree that the maximum aggregate liquidated damages payable to KUST under this Agreement shall be 12% of the Maximum Commitment Amount. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to KUST, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, no liquidated damages shall accrue for any delay caused by the action or inaction of KUST or its representatives. “Maximum Commitment Amount” means the aggregate value of the Registrable Securities issued or issuable to KUST pursuant to the Asset Purchase Agreement and the Warrant Purchase Agreement, as determined based on the fair market value of such Registrable Securities as of the Execution Date.

3. RELATED OBLIGATIONS.

With respect to a Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on any Other Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments on Form S-1 or Form S-3) and supplements to any Registration Statement and any Other Registration Statement and the prospectus used in connection with such Registration Statement and Other Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or applicable Other Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

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b. The Company shall permit KUST to review and comment upon each Registration Statement or any Other Registration Statement and all amendments and supplements thereto at least two (2) business days prior to their filing with the SEC, and not file any document in a form that includes disclosure relating specifically to KUST to which KUST reasonably objects; provided, however, that any delay in KUST or its counsel review of the Registration Statement beyond the two (2) business day period shall extend the deadlines set forth in Section 2.a. of this Agreement by such delay period. KUST shall use its reasonable best efforts to comment upon the Registration Statement or any Other Registration Statement and any amendments or supplements thereto within two (2) business days from the date KUST receives the final version thereof. The Company shall furnish to KUST, without charge, and within one (1) business day, any comments and/or any other correspondence from the SEC or the Staff to the Company or its representatives relating to the Registration Statement or any Other Registration Statement. The Company shall respond to the SEC or the Staff, as applicable, regarding the resolution of any such comments and/or correspondence as promptly as practicable and in any event within two weeks upon receipt thereof.

c. Upon request of KUST, the Company shall furnish to KUST, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as KUST may reasonably request), and (iii) such other documents, including copies of any preliminary or final prospectus, as KUST may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by KUST. For the avoidance of doubt, any filing available to KUST via the SEC’s live EDGAR system shall be deemed “furnished to KUST” hereunder.

d. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities of New York, Delaware, and such other jurisdictions in the United States as KUST reasonably requests and is reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, (ii) prepare and file in those jurisdictions, such amendments (including post- effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.d). (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify KUST who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

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e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify KUST in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to KUST (or such other number of copies as KUST may reasonably request). The Company shall also promptly notify KUST in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment thereto has become effective (notification of such effectiveness shall be delivered to KUST by e-mail or facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify KUST of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose. In addition, if the Company shall receive any comment letter from the SEC relating to any Registration Statement under which Registrable Securities are Registered, the Company shall notify KUST of the issuance of such order and use its reasonable best efforts to address such comments in a manner satisfactory to the SEC.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h. The Company shall cooperate with KUST to facilitate the timely preparation and delivery of shares representing the Registrable Securities in book-entry form through The Depository Trust Company’s Deposit/Withdrawal at Custodian system (“DWAC”), subject to the Company’s transfer agent procedures, applicable law, and the terms of the Asset Purchase Agreement.

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i. The Company shall at all times maintain the services of its Transfer Agent and registrar with respect to its Common Stock.

j. If reasonably requested by KUST, the Company shall (i) incorporate in a prospectus supplement or post-effective amendment such information relating solely to KUST as KUST reasonably requests to be included therein with respect to the sale and distribution of the Registrable Securities, including the number of Registrable Securities being sold and the purchase price and other terms of the offering, provided that such information is accurate and complete in all material respects and complies with applicable law; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable following receipt of such information; and (iii) supplement or amend any Registration Statement as may be reasonably necessary to reflect such information.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) business day after any Registration Statement which includes Registrable Securities is declared effective by the SEC or otherwise takes effect, or any prospectus supplement or post-effective amendment including Registrable Securities is filed with the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the Transfer Agent for such Registrable Securities (with copies to KUST) confirmation of the effectiveness of such Registration Statement in the form attached hereto as Exhibit A. Thereafter, if requested by KUST at any time, the Company shall require its counsel to deliver to KUST a written confirmation whether or not (i) the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order), (ii) any comment letter has been issued by the SEC, and (iii) whether or not the Registration Statement is current and available to KUST for sale of all of the Registrable Securities.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by KUST of Registrable Securities pursuant to any Registration Statement.

4. OBLIGATIONS OF KUST.

a. The Company shall notify KUST in writing of the information the Company reasonably requires from KUST in connection with any Registration Statement hereunder. KUST shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Notwithstanding the foregoing, the Registration Statement shall contain the “Selling Stockholder” and “Plan of Distribution” sections, each in substantially the form provided to the Company by KUST.

b. KUST agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

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c. KUST agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of Section 3(e), KUST will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the withdrawal of any stop order contemplated by Section 3.f. or KUST’s receipt of copies of a supplemented or amended prospectus as contemplated by Section 3.e. Notwithstanding the foregoing, the Company shall use commercially reasonable efforts, subject to applicable securities laws and the procedures of its transfer agent, to cause its transfer agent to issue shares of Common Stock in book-entry form through DWAC in respect of any sale of Registrable Securities pursuant to a binding contract of sale entered into prior to KUST’s receipt of such notice and for which settlement has not yet occurred.

5. EXPENSES OF REGISTRATION.

All reasonable Registration expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings, or qualifications pursuant to Sections 2 and 3, including, without limitation, all Company registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company (but not counsel for KUST) shall be paid by the Company.

6. INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend KUST, each Person, if any, who controls or is under common control with KUST, the members, the directors, officers, partners, employees, agents, representatives of KUST, and each Person, if any, who is an “affiliate” of KUST within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement, or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing, or defending any action, claim, suit, inquiry, proceeding, investigation, or appeal taken from the foregoing by or before any court or governmental, administrative, or other regulatory agency, body, or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any Other Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or any Other Registration Statement, (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.a.: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about KUST furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of a Registration Statement, any Other Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.c. or Section 3.e.; (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3.c. or Section 3.e., and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of KUST to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3.c. or Section 3.e.; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed, denied, or conditioned. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by KUST pursuant to Section 9. The Company’s aggregate liability under this Section 6 shall not exceed the net proceeds that the Company receives from the issuance of the Registrable Securities.

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b. KUST agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each of their respective Affiliates, employees, directors, officers, trustees, agents, and Representatives (collectively, the “Company Indemnified Parties”), from and against any Losses resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which KUST’s Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein, including any information deemed part of any prospectus pursuant to Rule 159 under the Securities Act), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is based upon information furnished in writing by KUST to the Company specifically for inclusion in such Registration Statement (including, without limitation, any written information provided for inclusion in the “Selling Stockholder” or “Plan of Distribution” sections) and was known by KUST to be untrue or misleading at the time it was furnished.

c. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and to the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, Claim or proceeding effectuated without its written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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7. CONTRIBUTION.

To the extent any indemnification by the Company is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8. REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

Notwithstanding any other provision contained herein to the contrary, during such times that the Registration Statement is not available for resales of Registrable Securities held by KUST, with a view to making available to KUST the benefits of Rule 144, the Company agrees, at the Company’s sole expense, to:

a. make and keep current public information available, as such term is understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c. furnish to KUST so long as KUST owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit KUST to sell such securities pursuant to Rule 144 without registration; and

d. take such additional action as is reasonably requested by KUST to enable KUST to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions, and instructions to the Company’s Transfer Agent as may be requested from time to time by KUST at the Company’s expense and otherwise fully cooperate with KUST and KUST’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that KUST shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of KUST, which shall not be unreasonably withheld, conditioned, or delayed; provided, however, that the Company may assign this Agreement without such consent to any successor entity in connection with a merger, consolidation, or sale of all or substantially all of its assets.

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KUST may not assign its rights or obligations under this Agreement without the prior written consent of the Company; provided, however, that KUST may assign this Agreement, without consent, to any of its Affiliates, so long as such Affiliate agrees in writing to be bound by the terms of this Agreement

10. AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11. REPRESENTATIONS AND WARRANTIES.

a. Due Authorization. The Company has the requisite power and authority to enter into this Agreement and to perform and consummate the transactions contemplated hereby and the execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby (i) are within the power and authority of the Company and (ii) have been duly authorized by all necessary action of the Company. This Agreement has been duly and validly executed and delivered by the Company. Assuming the due authorization, execution, and delivery by KUST of this Agreement, this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies and the public policy underlying such laws, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws. The Company’s Board of Directors, at a duly called meeting or by a written consent, has unanimously adopted and approved this Agreement and the transactions contemplated hereby, and no other corporate actions on the part of the Company are necessary in connection with the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated hereby.

b. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the performance by the Company, or the consummation, of the transactions contemplated by this Agreement and the compliance by the Company with the terms of this Agreement do not and will not conflict with or do not result and will not result in any breach or violation of any of the terms or provisions of, or do not constitute or will not constitute a default under, do not cause or will not cause (or do not permit or will not permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or do not result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the charter or bylaws or other applicable organizational documents of the Company; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders’ agreement, note agreement or other material agreement or instrument to which the Company is a party or by which it is bound or to which its respective property is subject; or (iii) any law, statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties.

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c. Consents and Approvals. No consent, approval, authorization, order, registration, notice, filing, license, recording, or qualification of or with any court, government, or governmental agency or body, domestic or foreign, having jurisdiction (other than under the Securities Act) over the Company or any of its Subsidiaries or any of their properties, is required for the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby.

d. Acknowledgment Regarding KUST’s Acquisition of Common Stock. The Company acknowledges and agrees that KUST is acting solely in the capacity of an arm’s-length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that KUST is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and that any advice given by KUST or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to KUST’s acquisition of Common Stock. The Company further represents that its decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

12. MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices, or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice, or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Cycurion, Inc.

1640 Boro Place, Suite 420C

McLean, VA, 22102

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and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, recipient email address, as applicable, and an image of the first page of such transmission, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii), or (iii) above, respectively.

c. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any other state.

d. Any disputes, claims, or controversies hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the JAMS, or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules”), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three (3) arbitrators each of whom will be selected in accordance with the “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any federal or state court sitting in the Borough of Manhattan in the City of New York, State of New York, any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be allocated by the arbitrators based on the relative merits of the parties’ positions. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possible and in any case within sixty (60) days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof.

e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

f. TO THE MAXIMUM PERMITTED BY LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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g. This Agreement and the Asset Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Asset Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

h. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

i. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

j. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

k. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Execution Date.

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:
Name:	Stanton J. Ross
Title:	Chief Executive Officer

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EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS OF REGISTRATION STATEMENT

[____] [____], 2026

Equiniti Trust Company, LLC

55 Challenger Road, Floor 2

Ridgefield Park, New Jersey 07660

Re: EFFECTIVENESS OF REGISTRATION STATEMENT

Ladies and Gentlemen:

We are counsel to Cycurion, Inc., a corporation incorporated in the State of Delaware (the “Company”), and have represented the Company in connection with that certain Exchange Purchase Agreement, dated as of June 24, 2026 (the “Asset Purchase Agreement”) and the Warrant Agreement, entered into by and between the Company and Kustom Entertainment, Inc. (“KUST”) pursuant to which the Company has agreed to issue to KUST Warrants to purchase Shares of Common Stock of the Company, $0.0001 par value (the “Common Stock”), in an amount up to 2,000,000 (the “Registered Shares”), in accordance with the terms of the Asset Purchase Agreement. In connection with the transactions contemplated by the Asset Purchase Agreement, the Company has registered with the U.S. Securities and Exchange Commission (the “SEC”) the following shares of Common Stock:

(1) ________Registered Shares to be issued to KUST upon exercise by the Company of certain Warrants to acquire common stock held by KUST for _____ shares of the Company’s Common Stock, in accordance with the Asset Purchase Agreement; and

Pursuant to the Asset Purchase Agreement, the Company also has entered into a Registration Rights Agreement, of even date with the Asset Purchase Agreement with KUST (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registered Shares and the Commitment Shares under the Securities Act of 1933 (the “Securities Act”). In connection with the Company’s obligations under the Asset Purchase Agreement and the Registration Rights Agreement, on [______] [__], 2026, the Company filed a Registration Statement (File No. 333-[______]) (the “Registration Statement”) with the SEC relating to the resale of the Registered Shares and the Commitment Shares.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the Registration Statement has taken effect under the Securities Act at [ ] [A.M./P.M.] on [ ], 2026, and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC, and the Registered Shares are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.

Very truly yours,

By:

cc:	Kustom Entertainment, Inc.

EXHIBIT m

FORM OF EARN OUT / CLAWBACK Agreement

(attached)

EARNOUT AND CLAWBACK AGREEMENT

This earnout and clawback agreement (this “Agreement”) sets forth the earnout and clawback provisions agreed to by Cycurion, Inc., a Delaware corporation (“Buyer”), and Kustom Entertainment, Inc., a Nevada corporation (“Seller”), in connection with the Asset Purchase Agreement, dated as of June 24, 2026, between Buyer and Seller (the “Purchase Agreement”), pursuant to which Buyer has acquired Seller’s Video Solutions business division (the “Video Solutions Business”). For purposes of this Agreement, the “Video Solutions Business” means the business of development, manufacturing, sale, licensing, support, and servicing of video hardware, camera products, platforms, software, and software solutions. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.

SECTION 1. EARNOUT AND CLAWBACK FRAMEWORK

1.1 Structure and Intent. The parties acknowledge and agree that the earnout and clawback provisions set forth herein are intended to align the economic interests of Buyer and Seller with respect to the post-Closing financial performance of the Video Solutions Business, with key deal terms attached as Exhibit A.

1.2 Symmetrical Framework; Caps. The earnout and clawback structure shall be symmetrical such that:

(i) the maximum Earnout payable by Buyer to Seller shall not exceed $500,000 for each fiscal year during the Earnout Period and $1,000,000 in the aggregate; and

(ii) the maximum Clawback (as defined below) recoverable by Buyer from Seller shall not exceed $500,000 for each fiscal year during the Earnout Period and $1,000,000 in the aggregate.

1.3 Performance Baseline. The targets used to determine both Earnout (as defined in Section 2.1 below) and Clawback (as defined in Section 3.1 below) shall be based on the financial projections for the Video Solutions Business set forth in the 24-month pro forma financial statements prepared by Seller (the “Pro Forma Target”).

1.4 Performance Metric. The sole performance metric for purposes of determining both Earnout and Clawback shall be total revenue of the Video Solutions Business, determined in accordance with Section 4.1 of this Agreement (“Revenue”).

1.5 Earnout Principle. Seller shall be entitled to Earnout payments to the extent that actual Revenue of the Video Solutions Business for a given fiscal year exceeds the applicable Pro Forma target, subject to the terms and conditions set forth herein.

1.6 Clawback Principle. Buyer shall be entitled to Clawback recovery to the extent that actual Revenue for a given fiscal year falls below the applicable Pro Forma Target by more than the Grace Threshold, subject to the terms and conditions set forth herein.

1.7 Grace Threshold. No Clawback shall be triggered unless Revenue for the applicable period is more than twenty percent (20%) below the applicable Pro Forma Target (the “Grace Threshold”), reflecting the parties’ agreement that ordinary course variability in financial projections shall not give rise to any Clawback obligation.

1.8 Construction. This Section 1.8 shall be construed to give effect to the parties’ intent that:

(i) Seller participates in upside performance through Earnout payments; and

(ii) Buyer is protected against material underperformance through Clawback rights, subject only to the Grace Threshold and the express limitations set forth herein.

1.9 Exhibits. All Exhibits attached hereto are hereby incorporated into and made a part of this Agreement for all purposes; provided, however, that in the event of any inconsistency between this Agreement and any Exhibit, the terms of this Agreement shall control.

SECTION 2. EARNOUT PROVISIONS

2.1 Earnout Right. Subject to the terms and conditions of this Agreement, Seller shall be entitled to receive additional contingent consideration (the “Earnout”) based on the post-Closing Revenue performance of the Video Solutions Business during the Earnout Period.

2.2 Earnout Period. The “Earnout Period” shall consist of the fiscal years ending December 31, 2026 and December 31, 2027. The Earnout shall be calculated independently for each fiscal year.

2.3 Revenue Targets. The applicable Revenue targets for purposes of calculating the Earnout (each, a “Target”) shall be:

(a) fiscal year 2026: $5,500,000 and

(b) fiscal year 2027: $5,800,000.

2.4 Earnout Calculation. For each fiscal year during the Earnout Period, the Earnout shall be calculated as follows:

Earnout = Floor (Revenue Outperformance Percentage ÷ 10%) × $100,000

For purposes of this Section:

“Revenue Outperformance Percentage” means the percentage by which Revenue exceeds the applicable Target.

2.5 Earnout Schedule. The Earnout payable for each fiscal year shall be determined as follows:

(i) If Revenue is less than or equal to the applicable Target, no Earnout shall be payable.

(ii) If Revenue exceeds the applicable Target, Earnout shall be payable in increments of $100,000 for each full 20% by which Revenue exceeds the Target, as follows:

● >20% above Target → $100,000

● >30% above Target → $200,000

● >40% above Target → $300,000

● >50% above Target → $400,000

● >60% above Target → $500,000

All Earnout calculations shall be based solely on completed 10% increments, and any partial increment shall be disregarded. A summary illustration of the Earnout calculation mechanics is set forth in Exhibit B attached hereto.

2.6 Earnout Caps.

(a) Annual Cap. The Earnout payable with respect to any fiscal year shall not exceed $500,000.

(b) Aggregate Cap. The total Earnout payable over the Earnout Period shall not exceed $1,000,000.

2.7 Earnout Statement and Payment.

(a) Earnout Statement. Within ninety (90) days following the end of each fiscal year, Buyer shall prepare and deliver to Seller a written statement (the “Earnout Statement”) setting forth Buyer’s determination of Revenue and the resulting Earnout, if any.

(b) Payment Timing. Subject to final determination of the Earnout Statement in accordance with Section 5, Buyer shall pay any Earnout due in immediately available funds within forty-five (45) days following such final determination.

The examples set forth in Exhibit C are for illustrative purposes only and are not intended to modify or interpret the terms of this Agreement.

2.8 Binding Obligation; Survival. The Earnout shall constitute additional purchase price payable under this Agreement.

2.9 Determination of Revenue. Revenue shall be determined by Buyer in good faith in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), consistently applied, and consistent with the accounting principles used in preparing the Pro Forma Target, and shall exclude any purchase accounting adjustments. Buyer’s determination shall be final and binding absent manifest error or a timely dispute under Section 5.

2.10 Buyer Operating Discretion.

(a) General Control. Buyer shall have sole and absolute discretion with respect to the operation of the Video Solutions Business following the Closing, including all decisions relating to integration, personnel, pricing, cost structure, capital allocation, and strategic direction.

(b) No Obligation to Maximize Earnout. Buyer shall have no obligation to operate the Video Solutions Business in a manner designed to achieve or maximize the Earnout.

2.11 Limitation on Adjustments. No adjustment to the Earnout shall be made except to the extent that Seller demonstrates that Buyer took actions in bad faith and primarily for the purpose of avoiding or reducing the Earnout.

2.12 No Implied Duties. Except as expressly set forth in this Section 2, Buyer shall have no duty to take or refrain from taking any action with respect to the operation of the Video Solutions Business for the purpose of affecting the Earnout.

SECTION 3. CLAWBACK PROVISIONS

3.1 Clawback Right. Subject to the terms and conditions of this Agreement, Buyer shall be entitled to a reduction of the Purchase Price (the “Clawback”) based on the post-Closing Revenue performance of the Video Solutions Business during the Earnout Period.

3.2 Clawback Period. The Clawback shall be determined independently for each fiscal year during the Earnout Period (i.e., fiscal years ending December 31, 2026 and December 31, 2027).

3.3 Grace Threshold. No Clawback shall be triggered unless Revenue for the applicable fiscal year is more than the Grace Threshold.

For the avoidance of doubt, if Revenue is equal to or greater than eighty percent (80%) of the applicable Target, no Clawback shall apply.

3.4 Clawback Calculation. For each fiscal year:

Clawback = Floor ((Revenue Shortfall Percentage − 20%) ÷ 10%) × $100,000

For purposes of this Section:

“Revenue Shortfall Percentage” means the percentage by which Revenue is below the applicable Target.

3.5 Clawback Schedule. The Clawback payable for each fiscal year shall be determined as follows:

● 0%–20% below Target → $0 (Grace Threshold)

● >30% below Target → $100,000

● >40% below Target → $200,000

● >50% below Target → $300,000

● >60% below Target → $400,000

● >70% below Target → $500,000

All Clawback calculations shall be based solely on completed 10% increments beyond the Grace Threshold, and any partial increment shall be disregarded.

3.6 Clawback Caps.

(a) Annual Cap. The Clawback for any fiscal year shall not exceed $500,000.

(b) Aggregate Cap. The total Clawback over the Earnout Period shall not exceed $1,000,000.

(c) Prepayment Adjustment. If Buyer prepays the Secured Promissory Note, dated June [ ], 2026, issued in connection with the transaction within twelve (12) months following the Closing and receives any corresponding discount or economic benefit, then (i) the annual Clawback cap shall be reduced to $250,000, and (ii) the aggregate Clawback cap shall be reduced to $500,000.

3.7 Payment Mechanics.

(a) Netting. Any Clawback for a fiscal year shall first be applied as a reduction to any Earnout payable for such fiscal year.

(b) Excess Payment. To the extent the Clawback exceeds any Earnout otherwise payable, Seller shall pay such excess amount to Buyer in immediately available funds within forty-five (45) days following final determination of the applicable Earnout Statement.

3.8 Binding Obligation; Survival. Clawback obligations shall survive the Closing and shall constitute binding contractual obligations of Seller under this Agreement.

3.9 Determination and Finality. The determination of Revenue, Revenue Shortfall Percentage, and any resulting Clawback shall be made in accordance with Sections 2 and 5 and the Earnout Statement procedures set forth therein.

3.10 Limitation on Clawback Adjustments. No Clawback shall be reduced or eliminated except to the extent that Seller demonstrates that such Revenue shortfall was directly caused by actions taken by Buyer in bad faith and primarily for the purpose of triggering or increasing the Clawback.

3.11 Buyer Operational Discretion. For the avoidance of doubt:

(a) Buyer shall have no obligation to operate the Video Solutions Business in a manner designed to avoid a Clawback; and

(b) Changes in business operations, integration, strategy, pricing, personnel, capital allocation, or other business decisions made by Buyer in good faith shall not give rise to any reduction or elimination of a Clawback.

4.1 Definition of Revenue. For purposes of this Agreement, “Revenue” means the revenue of the Video Solutions Business as determined by Buyer in good faith, in accordance with U.S. GAAP, consistently applied, and using accounting methodologies consistent with those used in preparing the Pro Forma. Revenue shall be calculated without giving effect to any purchase accounting adjustments arising from the transactions contemplated by this Agreement. Buyer’s determination of Revenue shall be final and binding absent manifest error or a timely dispute pursuant to Section 5.3.

4.2 Limited Adjustments.

(a) Permitted Adjustments. The Targets and/or Revenue calculation shall be adjusted only to the extent necessary to reflect:

(i) any change in U.S. GAAP or applicable law that is required to be adopted after the Closing and that materially impacts the calculation of Revenue; or

(ii) any accounting reclassification required by a governmental authority that directly affects Revenue recognition.

(b) Excluded Adjustments. No adjustment shall be made for:

(i) general economic or market conditions;

(ii) changes in industry conditions;

(iii) Buyer’s business decisions, including integration, restructuring, pricing, or strategic changes; or

(iv) any failure of the business to meet projections.

(c) Standard for Adjustment. Any adjustment permitted under this Section 4.2 must be:

(i) directly attributable to the applicable event;

(ii) quantified based on objective accounting principles; and

(iii) applied consistently.

(d) No Open-Ended Negotiation. The parties shall not be required to renegotiate Targets or Revenue metrics except as expressly provided in this Section 4.2.

SECTION 5. DISPUTE RESOLUTION

5.1 Review Period. Seller shall have thirty (30) days following receipt of the Earnout Statement (the “Review Period”) to review such statement. If Seller disputes any portion of the Earnout Statement, Seller shall deliver to Buyer a written notice (the “Objection Notice”) prior to the expiration of the Review Period, specifying in reasonable detail the nature and basis of each disputed item. Any items not specifically identified in the Objection Notice shall be deemed accepted by Seller. During the Review Period, Buyer shall provide Seller and its representatives reasonable access, during normal business hours and upon reasonable prior notice, to the books, records, and work papers of the Video Solutions Business reasonably necessary to evaluate the Earnout Statement; provided, however, that such access shall (i) not unreasonably disrupt Buyer’s operations and (ii) be subject to customary confidentiality obligations.

If Seller does not deliver an Objection Notice within the Review Period, the Earnout Statement shall become final, conclusive, and binding on the parties.

5.2 Dispute Resolution.

(a) Negotiation Period. If Seller timely delivers an Objection Notice, the parties shall attempt in good faith to resolve the disputed items for a period of thirty (30) days following Buyer’s receipt of such Objection Notice.

(b) Independent Accountant. If the parties are unable to resolve all disputed items within such period, the remaining unresolved matters shall be submitted to an independent nationally recognized accounting firm mutually agreed upon by the parties (the “Independent Accountant”).

(c) Scope of Review. The Independent Accountant shall act as an expert and not as an arbitrator and shall resolve only those specific disputed items set forth in the Objection Notice that remain unresolved. The Independent Accountant shall not consider any new issues or adjustments not raised in the Objection Notice and shall not make any determination inconsistent with this Agreement.

(d) Determination. The Independent Accountant shall make its determination in accordance with the terms of this Agreement within forty-five (45) days of engagement, and such determination shall be final, conclusive, and binding on the parties.

(e) Allocation of Fees. The fees and expenses of the Independent Accountant shall be borne by the non-prevailing party, or, if neither party substantially prevails, shall be allocated between the parties in proportion to the relative success of their respective positions, as determined by the Independent Accountant.

(f) Effect of Determination. Following the final resolution of any disputed items, the applicable Earnout and/or Clawback amount shall be promptly paid in accordance with this Agreement, with any required payments to be made within forty-five (45) days thereafter.

SECTION 6. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

SECTION 7. ENTIRE AGREEMENT.

This Agreement, together with the Purchase Agreement and the Exhibits hereto, constitutes the entire agreement between the parties and supersedes all prior understandings with respect to the subject matter hereof.

SECTION 8. WAIVER.

No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

SECTION 9. ASSIGNMENT.

Seller may not assign this Agreement without Buyer’s prior written consent. Buyer may assign this Agreement in connection with any assignment of the Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CYCURION, INC.

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

KUSTOM ENTERTAINMENT, INC.

By:
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Earnout and Clawback Agreement]

EXHIBIT A

Key Deal Terms

Term	Detail
Buyer	Cycurion, Inc.
Seller	Kustom Entertainment, Inc.
Transaction Type	Asset Purchase Agreement
Base Purchase Price	As agreed at closing per the Asset Purchase Agreement
Maximum Earnout	$1,000,000 cumulative ($500,000 per year over the two-year Earnout Period)
Maximum Clawback	$1,000,000 cumulative ($500,000 per year over the two-year Clawback Period)
Earnout Period	Two (2) fiscal years: January 1, 2026 – December 31, 2027
Primary Metric	Total revenue
Year 1 Revenue Target (2026)	$5,500,000 (per Video Solutions Pro Forma)
Year 2 Revenue Target (2027)	$5,800,000 (per Video Solutions Pro Forma)
Measurement Deadline	Within 90 days of each fiscal year-end
Dispute Resolution	Independent CPA/arbitrator if parties cannot agree within 30 days

EXHIBIT B

Combined Earnout and Clawback Schedule (Illustrative)

This Exhibit B provides a summary representation of the Earnout and Clawback mechanics for convenience only. All determinations shall be made in accordance with Sections 2 and 3 of the Agreement.

REVENUE Above Target	Earnout Payment per fiscal year	REVENUE Below Target	Clawback Amount per fiscal year
> 20% above	$100,000	Grace zone (0–20%)	$0
> 30% above	$200,000	> 30% below	($100,000)
> 40% above	$300,000	> 40% below	($200,000)
> 50% above	$400,000	> 50% below	($300,000)
> 60% above	$500,000	> 60% below	($400,000)
		> 70% below	($500,000)

EXHIBIT C

Worked Examples (Illustrative)

This Exhibit C sets forth illustrative examples of the Earnout and Clawback calculations. These examples are provided for explanatory purposes only and shall not modify or supersede the terms of the Agreement.

Scenario	Actual Result	Variance	Payment / Clawback
Scenario A	Actual REVENUE = $6,600,000	+20% above target	Earnout: $200,000
Scenario B	Actual REVENUE = $5,500,000	Exactly at target	No earnout, no clawback: $0
Scenario C	Actual REVENUE = $3,850,000	-20% below target (within grace zone)	No clawback: $0
Scenario D	Actual REVENUE = $3,300,000	-40% below target (first clawback tier)	Clawback: ($200,000)
Scenario E	Actual REVENUE = $2,750,000	-50% below target	Clawback: ($300,000)
Scenario F	Actual REVENUE = $0	-100%+ below target	Maximum Clawback: ($500,000)

EXHIBIT N

FORM OF LEAK-OUT AGREEMENT

(attached)

LEAK-OUT AGREEMENT

THIS LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the first, and effective as of June [   ], 2026, between Cycurion, Inc. (“Cycurion”)., a Delaware corporation trading under the ticker “CYCU” (the “Company”) and the holders (the “Holders” and each a “Holder”) of the Company’s Warrant Shares (see Schedule B).

RECITALS

WHEREAS, the Holders hold warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and the shares issuable upon exercise thereof are referred to herein as the “Warrant Shares”; and

WHEREAS, the Company and the Holders desire to enter into this Agreement to provide for the orderly exercise and resale of the Warrant Shares following the effectiveness of a registration statement covering such Warrant Shares; and

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third-party beneficiaries of this Agreement that: (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

2. Leak Out.

(a) Except as otherwise expressly provided herein, and subject to any other restrictions prohibiting the conversion, offer, sale or transfer of the shares of Common Stock under applicable United States federal or state securities laws, rules and regulations (collectively, the “Regulations”), the Company and the Holders agree that:

(i) Commencing on the date on which the Registration Statement covering the resale of the Warrant Shares is declared effective by the SEC (the “Effective Date”),each Holder shall be entitled to exercise its Warrants and sell the underlying Warrant Shares, in each case solely in accordance with the volume and other limitations set forth on Schedule B (the “Leak-Out”). This Agreement applies solely to Warrant Shares and not to any other securities of the Company. The Leak-Out shall remain in effect for a period of twelve (12) months following the Effective Date (the “Leak-Out Period”), unless earlier modified, suspended or terminated by the Company in accordance with this Agreement, after which the Holders shall no longer be subject to the Leak-Out restrictions, subject at all times to applicable Regulations.

(ii) The Company shall have the right, in its sole discretion, to suspend, modify, or terminate the Leak-Out restrictions, in whole or in part, at any time upon written notice to the Holders, including for purposes of addressing market conditions, trading volatility, regulatory considerations, financing activities, or avoiding any adverse impact on the trading market for the Company’s common stock. No breach by the Company of this Agreement shall automatically result in a suspension or termination of the Leak-Out restrictions.

(iii) The Company shall use commercially reasonable efforts to facilitate any valid exercise notice received from the Holders and shall cause the issuance of the applicable Warrant Shares within the time periods set forth in the applicable Warrant Agreement; provided, however, that the Company shall not be required to issue any shares in violation of applicable law, stock exchange rules, or regulatory requirements.

(iv) Holders will not, directly or indirectly, “naked” short the stock or enter into any hedging, derivative, or other transaction that is designed to or could reasonably be expected to offset or reduce the economic risk of holding the Warrant Shares, including through any public market transaction.

3. Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the trading day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K to the extent required by applicable law, including the transaction documents as exhibits thereto, with the Commission within the time required by the Securities Exchange Act of 1934, as amended.

4. Conflict. In the event there is a conflict between the terms of any of the Securities with this Agreement, the terms of this Agreement shall control solely with respect to the subject matter hereof; provided, however, that the Warrant Agreement shall control with respect to the terms of the Warrants and any issuance of Warrant Shares.

5. Remedies. Each Holder shall have the right, subject to applicable law, to seek specific performance of the Company’s material obligations under this Agreement (without the requirement to post a bond or other security) and to recover damages to the extent resulting from a material breach by the Company of its obligations hereunder. Notwithstanding the foregoing, the Company shall have the sole and exclusive right to enforce the trading, transfer, and other restrictions applicable to the Holders set forth in this Agreement. The Company shall have the right, at any time during the term of this Agreement, to request and obtain from any Holder such statements and/or transaction or trading records as are reasonably necessary to verify such Holder’s compliance with this Agreement, which shall be delivered promptly (and in any event within one (1) trading day) to the Company. In the event that a Holder is determined by the Company, acting in good faith, to have materially breached its obligations under this Agreement, and the Company has provided written notice describing such breach in reasonable detail, such Holder shall be subject to a trading suspension for a period of up to ten (10) trading days (the “Standstill Period”), during which time the Company shall not be required to honor any exercise notices or issue any Warrant Shares to such Holder, in each case subject to applicable law.

6. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7. Notices. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by facsimile, certified mail, return receipt requested, postage pre-paid, or overnight courier by a nationally recognized courier service to the respective address as set forth herein below. All notices shall be deemed to be given on the same day if delivered by facsimile, on the following business day if sent by overnight delivery or on the third business day following the date of mailing.

8. Entire Agreement. Except as otherwise provided herein, this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto. This Agreement supersedes any prior agreement (including, without limitation any prior lock-up or leak-out agreements), representation or understanding with respect to such subject matter.

9. Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

10. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall remain in full force and effect, enforceable in accordance with its terms.

12. Records Request. Each Holder shall have the right to request statements and/or reasonable information regarding the issuance of Warrant Shares from the Company at any time during the term of this Agreement, which shall be delivered to the applicable Holder promptly within one (1) trading day, subject to applicable confidentiality and legal restrictions.

13. Waiver. Upon mutual consent of the Parties, the Company can waive certain or all terms and conditions of this Leak Out Agreement.

14. Effectiveness. This Agreement shall become effective immediately upon the full execution of this Agreement by the Company and the Holders.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

HOLDERS:

By:
Name:	Stanton L. Ross
Title:	Chairman, President and Chief Executive Officer

By:
Name:
Title:

By:
Name:
Title:

COMPANY:

CYCURION, INC

By:
Name:	L. Kevin Kelly
Title:	Chief Executive Officer

[Signature Page to Leak-Out Agreement]

Schedule A

Notwithstanding anything to the contrary provided in this Schedule A, the Leak-Out Agreement that this Schedule A is attached to and/or otherwise, all numbers below (as applicable) shall be adjusted for forward and reverse stock splits and similar transactions affecting all holders of Common Stock equally.

Holder	Address	Number of Warrant Shares Subject to Leak-Out

Schedule B

Notwithstanding anything to the contrary in this Schedule B, the Leak-Out Agreement to which this Schedule B is attached, or otherwise, all numerical thresholds herein shall be equitably adjusted to account for any stock splits, reverse stock splits, stock dividends, recapitalizations, or similar transactions affecting all holders of Common Stock proportionately.

Subject to the terms and conditions of the Leak-Out Agreement, each Holder may sell Warrant Shares in accordance with the following limitations:

Each Holder (together with its affiliates and any permitted transferees) may not, on any trading day, sell, transfer, or otherwise dispose of a number of shares of Common Stock in excess of ten percent (10.0%) of the total trading volume of the Common Stock as reported on NASDAQ (or such other principal trading market on which the Common Stock is then listed) for the immediately preceding trading day.

For the avoidance of doubt: (a) the foregoing limitation shall apply on an aggregate basis to all sales of Common Stock by such Holder and its affiliates and permitted transferees; (b) the calculation shall be based on actual reported trading volume for the prior trading day; and (c) any unused capacity on a given trading day may not be carried forward or aggregated for use on any subsequent trading day.

All sales shall also be subject to applicable securities laws, regulations, stock exchange requirements, and the Company’s insider trading policies and blackout periods. The Company may, in its sole discretion, and subject to compliance with applicable law, and at any time, waive, suspend, or modify any of the restrictions set forth in this Schedule B, in whole or in part, upon written notice to the applicable Holder(s), including for purposes of facilitating orderly market trading, financing transactions, or other corporate purposes.

EXHIBIT O

PRO FORMA FINANCIALS

(attached)

Video Solutions Segment – Pro Forma Operating Financial Statements

The following exhibits present the operating financial statements for the Video Solutions segment. Exhibit 1 presents the operating assets and operating liabilities as of May 31, 2026 (Subject to change). Exhibit 2 presents the pro forma income statement with detailed assumptions. Exhibit 3 presents the pro forma operating cash flow derived from the pro forma balance sheet changes, with full reasoning documenting each projected ending balance, and resulting cash impact.

Exhibit 1 — Operating Assets & Liabilities (as of May 31, 2026)

May 31, 2026
Operating Assets
Inventory, net of obsolescence reserve	$1,680,357
Accounts Receivable and Subscription Receivable	$5,113,839
Allowance for AR doubtful account	$(215,262)
Prepaid Expense	$334,706
ROU Asset - Building	$129,014
Property, Plant & Equipment, net	$67,235
Intangible Assets – Patent, net	$167,048
Total Operating Assets	$7,276,937

Operating Liabilities
Deferred Revenue, ST and LT	$6,696,612
ROU Obligation - Building	$129,014
Accounts Payable	$245,134
Accrued Expenses	$201,676
Total Operating Liabilities	$7,272,436
NET OPERATING ASSETS	$4,501

14001 Marshall Drive • Lenexa, KS 66215 • digitalally.com • 800.440.4947

Exhibit 2 — Pro Forma Income Statement

	2026 (Forecast)	Assumptions
Product Revenue	$1,200,000	FY2026 target trimmed to $1.2M ($200K of the $400K topline cut). Bottom-up H2 pipeline ($4.74M raw / $1.81M conservatively weighted) covers the ~$0.57M H2 product plan ~3.1×. H1 = Q1–Apr actuals + set May–Jun; H2 forecast to plan.
Service Revenue	$4,300,000	FY2026 target trimmed to $4.3M ($200K of the $400K cut), reflecting a more conservative recurring/new-contract assumption. Existing deferred base recognized per ASC 606; balance of multi-year value deferred.
Total Revenue	$5,500,000	FY2026 adjusted to $5.5M (was $5.9M). FY2027 grows to $5.8M (+5.5%). ~78% recurring.
COGS – Product	$1,344,514	Materials/inventory incl. tariffs scaled with product volume to $1,285,714 + storage rent $58,800 (fixed) = $1,344,514.
COGS – Service	$1,364,794	Held flat — AWS $593,460 + T-Mobile $403,200 + Particle/Nova/ADCi $118,734 + deployment & support labor $249,400 are fixed / semi-variable and do not scale down with the modest service trim.
Total COGS	$2,709,308
Gross Profit	$2,790,692	Margin 50.7%.
R&D Expense	$592,684	Fixed headcount — unchanged by the revenue trim. Engineering salaries $389,604, contractors $158,080, product dev $45,000.
Selling & Promotional	$438,166	Sales salaries $185,369 + travel $45,000 + trade shows $40,000 (all fixed) + commissions $167,797 (scaled with the lower sales base). Commission decline drives a small reduction in accrued expenses.
G&A Expense	$959,037	Fixed — unchanged. Salaries $421,837, contractors $83,200, benefits $84,000, rent $90,000, IT $60,000, insurance $28,000, supplies $12,000, credit loss provision $100,000, other/unallocated $80,000 (per GL).
Total SG&A	$1,989,887	R&D $592,684 + S&P $438,166 + G&A $959,037. Fixed cost base largely intact; only commissions flex with revenue.
EBITDA	$800,805	Margin 14.6%. Lower than the $5.9M plan as the fixed cost base is spread over less revenue.
Depreciation	$(41,371)	Gross PP&E $542,945, net $74,480 at 3/31/26 → $46,482 by 12/31/26. No CapEx planned.
Patent Amortization	$(37,501)	Net $22,999 at 3/31/26, fully amortized by year-end. $80K prosecution costs capitalized to the balance sheet (investing).
Net Income	$721,933	EBITDA $800,805 less depreciation $41,371 and patent amortization $37,501.

14001 Marshall Drive • Lenexa, KS 66215 • digitalally.com • 800.440.4947

Exhibit 3 — Pro Forma Operating Cash Flow

Operating Activities	Amount		Assumptions
Net Income		$721,933	Revenue $5,500,000 less COGS $2,709,308 less SG&A $1,989,887 = EBITDA $800,805, less depreciation $41,371 and patent amortization $37,501.

Non-cash adjustments (add-back to net income):
Depreciation	+$	41,371	PP&E net of $87,853 at 12/31/25, $74,480 at 3/31/26 actual, $46,482 projected at 12/31/26. No CapEx planned.
Patent amortization	+$	37,501	Patent net of $37,501 at 12/31/25, $22,999 at 3/31/26 actual, fully amortized to $0 by 12/31/26. The $80K prosecution costs are capitalized separately in investing.
Provision for credit losses	+$	100,000	Allowance at 3/31/26 is $85,262 (unchanged from 12/31/25). Provision grows reserve to $185,262 to maintain coverage on growing AR base.
Total non-cash add-backs		$178,872

Changes in operating assets and liabilities:
Inventory increase		$(718,598)	12/31/25 $1,672,894; 3/31/26 actual $2,023,259; 12/31/26 projected $2,391,492. Inventory build supports product revenue ramp; scales 18.2% with product revenue growth.
AR & subscription increase		$(391,656)	12/31/25 $6,303,284; 3/31/26 actual $5,820,675; 12/31/26 projected $6,694,940. Trade AR scales 18.2% with product revenue; subscription receivable scales 14.9% with service revenue.
Prepaid increase		$(124,294)	12/31/25 $150,384; 3/31/26 actual $248,353; 12/31/26 projected $274,678. Reflects annual insurance and maintenance prepayments plus modest scaling with operations.
Deferred revenue increase	+$	759,466	12/31/25 $7,594,656; 3/31/26 actual $7,112,634; 12/31/26 projected $8,354,122. Year-end balance grows 10% over 12/31/25, consistent with the FY2026 service revenue plan and contract mix (roughly one-third shorter-term agency deals on annual cycles, two-thirds multi-year bundled agreements). Q1 reflects normal recognition seasonality; H2 contract bookings rebuild the balance per pipeline.
AP increase	+$	142,038	12/31/25 $310,356; 3/31/26 actual $408,667; 12/31/26 projected $452,394. Scales 10.7% with COGS product growth.
Accrued expenses increase	+$	17,852	12/31/25 $145,338; 3/31/26 actual $140,439; 12/31/26 projected $163,190. Commission accrual rebuilds on higher FY2026 sales; sales tax scales with product revenue.
Net working capital change		$(315,192)	Uses: inventory ($719K) + AR ($392K) + prepaid ($124K) = ($1,235K). Sources: deferred revenue $759K + AP $142K + accruals $18K = $919K. Net absorption ($315K). Deferred revenue offset 74% of operating asset growth.

Operating Cash Flow		$585,613	NI $721,933 + non-cash $178,872 less WC absorption $315,192 = $585,613.

Investing Activities	Amount		Assumptions
Patent prosecution costs capitalized		$(80,000)	Patent prosecution costs of $80,000 are capitalized as an intangible asset per company policy and classified as an investing outflow. No other capital expenditures planned for the period

NET CASH		$505,613	Operating CF $585,613 less investing $80,000. No financing activities.

Exhibit 4 — Technology Infrastructure (Unrecorded Intangible Asset)

Asset Summary

Platform: Microsoft Dynamics GP 2018 (Version 18.2, Perpetual License)

License Type: Perpetual, owned outright and no ongoing subscription fee.

Microsoft Account Number: 5271773 (Digital Ally)

First Registered: April 23, 2015

Active Modules: 5

Licensed Users: 21 Full Concurrent User CALs + 144 Self-Serve Named User CALs

Active Users: 24 (as of current Microsoft registration)

Annual Maintenance Stack: $24,532/year (documented; NetStandard Quote #1607-1, 7/21/2025) see breakdown below.

Maintenance Prepaid Status: FY2026 renewal prepaid through 9/26/2026.

Original Investment: $2,000,000

Net Book Value: $0 (fully amortized as of December 31, 2025)

14001 Marshall Drive • Lenexa, KS 66215 • digitalally.com • 800.440.4947

Core Business Functions Supported

●	Inventory Management: FIFO costing, receiving, and COGS calculation for body-worn camera hardware and related accessories.
●	Accounts Receivable: AR aging, allowance tracking, and cash application across 100+ active government agency customers.
●	Accounts Payable: Vendor management and AP aging
●	Revenue & Commission Deferral: Native deferral profiles (3-, 5-, 7-year) supporting ASC 340-40
●	Subscription Billing & Deferred Revenue: Multi-year contract billing and ASC 606 recognition schedules.
●	Financial Reporting: Full GL, Smart List reporting, and period-end close procedures supporting monthly, quarterly, and annual SEC reporting.
●	CRM Integration: GP integrates with external CRM platforms (e.g., Salesforce, Dynamics 365 Sales) via standard APIs and third-party connectors for unified customer and contract data.
●	Barcode & Field Operations -PanatrackerGP: Native GP plug-in for mobile barcode scanning, inventory tracking, and fixed asset management; plug-and-play on the existing GP instance with no custom integration required (panatrack.com).

Estimated Replacement Cost

Management’s estimate of the cost to deploy a comparable ERP environment from scratch, based on publicly available industry benchmarks (see Sources below):

Cost Component	Low	High	Benchmark Basis
Software licensing — perpetual	$150,000	$300,000	Equivalent perpetual ERP license (GP or comparable mid-market platform); GP perpetual license acquired by DA in 2015 included 21 concurrent + 144 named user CALs
Implementation & configuration	$200,000	$400,000	100–700+ consultant hours at $150–$350/hour (Panorama 2025)
Custom development & integrations	$80,000	$180,000	CRM and barcode integrations; each gap adds $5,000–$50,000 (DualEntry 2025)
Data migration — 10+ years historical	$75,000	$150,000	10+ years of data (since April 2015) across multiple modules; Panorama estimates up to $75,000 for complex migrations
Training & change management	$30,000	$60,000	Standard allocation per Panorama 2025 ERP Report
Business disruption / downtime risk	$50,000	$100,000	Lost productivity during cutover; typically excluded from vendor quotes
Total Estimated Replacement Cost	$585,000	$1,190,000	Conservative; excludes 10+ years of intact historical transaction data and configured integration value

14001 Marshall Drive • Lenexa, KS 66215 • digitalally.com • 800.440.4947

Benefits to Cycurion

●	Perpetual license — no subscription cost: GP is owned outright under a perpetual license; Buyer assumes no ongoing licensing fee, only the annual Enhancement Plan renewal ($259/incident support; annual renewal cost documentable from contract #4098270)
●	Zero day-one ERP spend: No capital outlay required to stand up financial and operational systems at closing
●	Immediate operational continuity: Billing, collections, deferred revenue recognition, and financial reporting continue uninterrupted
●	CRM integration ready: GP’s open API architecture supports connection to external CRM without custom development
●	Barcode, fixed assets & field operations - Panatrack actively deployed: PanatrackerGP already running with Manufacturing Standard, Fixed Assets, RMA Receiving, and 3 MCLs — no setup or integration required at closing
●	Prepaid maintenance transfers at closing: FY2026 annual maintenance ($24,532) is prepaid through 9/26/2026; Buyer receives remaining prepaid value as a balance sheet asset on the closing date
●	Preserved data history: Ten-plus years of customer, contract, and financial records transfer intact (since April 2015) — standalone migration of this volume estimated at $75,000–$150,000
●	ASC 805 purchase accounting: Buyer establishes new amortizable tax basis (15-year life, Section 197) at fair value regardless of Seller’s $0 carrying value

GP is not included in Exhibit 1 operating assets due to its $0 carrying value. Under ASC 805, buyer is required to recognize all identifiable acquired assets at fair value on the acquisition date, independent of our book value.

14001 Marshall Drive • Lenexa, KS 66215 • digitalally.com • 800.440.4947

EXHIBIT P

CONDITIONS PRECEDENT AGREEMENT

(attached)

CONDITIONS PRECEDENT AGREEMENT

This Conditions Precedent Agreement (this “Conditions Precedent Agreement”) is entered into as of June [  ], 2026 (the “Effective Date”), by and between CYCURION, INC, a Delaware Corporation (the “Buyer”) and KUSTOM ENTERTAINMENT, INC, a Nevada corporation (the “Seller”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Asset Purchase Agreement (as defined below).

RECITALS:

WHEREAS, Buyer and Seller have entered into that certain Asset Purchase Agreement dated June 24, 2026 (the “Asset Purchase Agreement”), pursuant to which Buyer has agreed to purchase, and Seller has agreed to sell, certain assets of Seller; and

WHEREAS, the parties desire to establish certain additional conditions precedent that must be satisfied or waived prior to the consummation of the transactions contemplated by the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. CONDITIONS PRECEDENT TO CLOSING

Notwithstanding anything to the contrary contained in the Asset Purchase Agreement, the obligations of Buyer and Seller to consummate the transactions contemplated therein shall be subject to the satisfaction or written waiver by the applicable party of each of the following conditions precedent:

1.1 Financial Due Diligence and Pro Forma Reconciliation

Buyer shall have completed its financial, accounting, operational, and business due diligence investigation of Seller and the acquired assets to its reasonable satisfaction.

As part of such due diligence, Buyer and Seller shall reconcile any material differences between:

(a) the pro forma financial statements, projections, forecasts, and assumptions previously provided by Seller; and

(b) Seller’s actual historical financial statements, accounting records, and supporting documentation.

Any material discrepancies identified during such reconciliation shall be resolved to the mutual satisfaction of Buyer and Seller prior to Closing.

1.2 Balance Sheet Adjustments and Agreements

If required as a result of the due diligence process or the reconciliation contemplated in Section 1.1, Buyer and Seller shall negotiate and execute mutually acceptable agreements, schedules, or amendments addressing balance sheet matters, including working capital adjustments, asset valuations, liabilities, reserves, and other financial items necessary to align the transaction with the assumptions and guidelines reflected in the pro forma financial statements.

1.3 Delivery and Verification of Seller Carve-Out Financial Statements

Seller shall have delivered to Buyer the Seller Carve-Out Financial Statements required by Section 2.11 of the Asset Purchase Agreement, together with all supporting schedules, general ledger detail, accounts receivable aging reports, accounts payable reports, and other documentation reasonably requested by Buyer or its auditors. Such financial information shall be reasonably sufficient to permit Buyer and its auditors to complete any audits, reviews, filings with the U.S. Securities and Exchange Commission (the “SEC”), Form 8-K financial disclosures, pro forma financial statements, or other reporting obligations arising from the transaction.

1.4 Board Approval

The Board of Directors, managers, members, or other governing body of Buyer, as applicable, shall have approved the Asset Purchase Agreement and the transactions contemplated thereby.

To the extent required under Seller’s governing documents or applicable law, Seller shall likewise obtain all necessary board, manager, member, shareholder, or other governing body approvals required to consummate the transaction.

1.5 Engagement of Seller’s Accounting Firm

Seller shall cause its current and former accounting personnel, independent registered public accounting firm, outside accountants, and financial advisors to cooperate fully with Buyer and Buyer’s advisors in connection with: (a) due diligence; (b) preparation and audit of the Seller Carve-Out Financial Statements; (c) preparation of SEC-required financial statements and pro forma financial information; (d) responses to SEC comments; (e) preparation of closing financial schedules; and (f) post-closing transition matters contemplated by Sections 1.5, 2.11 and 5.3 of the Asset Purchase Agreement.

1.6 Employment Agreements with Key Personnel

Buyer shall identify those employees and independent contractors deemed by Buyer to be key personnel. Seller shall use commercially reasonable efforts to facilitate the execution of Employment Agreements, Contractor Agreements, consulting agreements, restrictive covenant agreements, and related arrangements substantially consistent with Exhibits D, E, F and G of the Asset Purchase Agreement.

1.7 Leak-Out Agreement

The parties acknowledge that the Leak-Out Agreement attached as Exhibit N to the Asset Purchase Agreement constitutes the agreed form of leak-out restrictions applicable to the Warrant Shares. Any amendment thereto prior to Closing shall require mutual written agreement of the parties.

1.8 Delivery of Closing Deliverables

Seller and Buyer shall have delivered all documents, agreements, certificates, schedules and other closing deliverables required by Section 1.7 of the Asset Purchase Agreement, including without limitation the Employment Agreements, Contractor Agreements, Shared Services Agreement, Assignment and Assumption Agreement, Intellectual Property Assignment Agreement, Bill of Sale, Registration Rights Agreement, Earnout Agreement, Leak-Out Agreement, Security Agreement, and all required officer certificates and board resolutions.

1.9 Accuracy of Representations and Warranties

The representations and warranties of each party contained in the Asset Purchase Agreement shall remain true and correct in all material respects as of the Closing Date, subject to the standards set forth in Section 1.7 of the Asset Purchase Agreement.

1.10 No Material Adverse Effect

Since the execution of the Asset Purchase Agreement, no Material Adverse Effect (as defined in the Asset Purchase Agreement) shall have occurred with respect to the Business and be continuing as of the Closing Date.

1.11 Third Party Consents

All material third-party consents required pursuant to Section 1.9 and Schedule 2.3 of the Asset Purchase Agreement shall have been obtained or waived by Buyer in writing.

1.12 Audit and SEC Readiness

Buyer and its independent registered public accounting firm shall have determined that the financial statements and records provided by Seller are sufficient in form and substance to permit completion of all audits, reviews, and SEC reporting requirements reasonably anticipated in connection with the transaction.

2. FAILURE OF CONDITIONS

If any condition set forth in Section 1 has not been satisfied or waived in writing on or before the End Date specified in Section 6.1 of the Asset Purchase Agreement (as such date may be extended pursuant thereto), either party may terminate this Agreement and the Asset Purchase Agreement in accordance with Section 6.1 of the Asset Purchase Agreement.

3. WAIVER

Any condition contained herein may be waived only by a written instrument signed by the party entitled to the benefit of such condition. Any waiver of a condition shall apply solely to the specific condition waived and shall not constitute a waiver of any other condition.

4. CONFLICTS

In the event of any conflict between this Agreement and the Asset Purchase Agreement, the terms of this Agreement shall govern solely with respect to the conditions precedent described herein.

5. MISCELLANEOUS

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles, consistent with Section 6.2 of the Asset Purchase Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Conditions Precedent Agreement as of the Effective Date.

BUYER:

CYCURION, INC.

By:
L. Kevin Kelly
Chairman and Chief Executive Officer

SELLER:

KUSTOM ENTERTAINMENT, INC.

By:
Stanton E. Ross
Chairman, President and Chief Executive Officer